                                                                     EXHIBIT 4.3

================================================================================

                                 $1,310,000,000

                                CREDIT AGREEMENT

                            Dated as of March 7, 2005

                                   ----------

                                      Among

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC,

                                  as Borrower,

                            THE BANKS PARTIES HERETO,

                         DEUTSCHE BANK SECURITIES INC.,
                              as Syndication Agent,

                               ABN AMRO BANK N.V.,
                            JPMORGAN CHASE BANK, N.A.
                                       and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents
                                       and

                                 CITIBANK, N.A.,
                             as Administrative Agent

                                   ----------

                        DEUTSCHE BANK SECURITIES INC. and
                         WACHOVIA CAPITAL MARKETS, LLC,

                     as Joint Lead Arrangers and Bookrunners

================================================================================

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS................................     1
   SECTION 1.1. Certain Defined Terms.....................................     1
   SECTION 1.2. Other Definitional Provisions.............................    22

ARTICLE II AMOUNTS AND TERMS OF THE LOANS.................................    22
   SECTION 2.1. The Commitments...........................................    22
   SECTION 2.2. Procedure for Revolving Loan Borrowing....................    23
   SECTION 2.3. Minimum Tranches..........................................    24
   SECTION 2.4. Conversion of Revolving Loans to Term Loans...............    24

ARTICLE III PROVISIONS RELATING TO ALL LOANS..............................    25
   SECTION 3.1. Evidence of Loans.........................................    25
   SECTION 3.2. Fees......................................................    25
   SECTION 3.3. Interest..................................................    25
   SECTION 3.4. Reserve Requirements......................................    26
   SECTION 3.5. Interest Rate Determination and Protection................    27
   SECTION 3.6. Voluntary Interest Conversion or Continuation of Loans....    28
   SECTION 3.7. Funding Losses Relating to LIBOR Rate Loans...............    28
   SECTION 3.8. Change in Legality........................................    29

ARTICLE IV INCREASED COSTS, TAXES, PAYMENTS AND PREPAYMENTS...............    30
   SECTION 4.1. Increased Costs; Capital Adequacy.........................    30
   SECTION 4.2. Pro Rata Treatment and Payments and Computations..........    31
   SECTION 4.3. Taxes.....................................................    32
   SECTION 4.4. Sharing of Payments, Etc..................................    34
   SECTION 4.5. Optional Termination or Reduction of the Commitments......    34
   SECTION 4.6. Voluntary Prepayments.....................................    35
   SECTION 4.7. Mandatory Prepayments and Commitment Reductions...........    35
   SECTION 4.8. Mitigation of Losses and Costs............................    36
   SECTION 4.9. Determination and Notice of Additional Costs and
                Other Amounts.............................................    36

ARTICLE V CONDITIONS OF LENDING...........................................    36
   SECTION 5.1. Conditions Precedent to Loans.............................    36
   SECTION 5.2. Conditions Precedent to Each Borrowing....................    38

ARTICLE VI REPRESENTATIONS AND WARRANTIES.................................    39
   SECTION 6.1. Representations and Warranties of the Borrower............    39

ARTICLE VII AFFIRMATIVE AND NEGATIVE COVENANTS............................    43
   SECTION 7.1. Affirmative Covenants.....................................    43
   SECTION 7.2. Negative Covenants........................................    46
   SECTION 7.3. Borrower's Accounting Reorganization......................    49

ARTICLE VIII EVENTS OF DEFAULT............................................    50
   SECTION 8.1. Events of Default.........................................    50
   SECTION 8.2. Cancellation/Acceleration.................................    53

ARTICLE IX THE ADMINISTRATIVE AGENT.......................................    53
   SECTION 9.1. Appointment...............................................    53
   SECTION 9.2. Delegation of Duties......................................    54
   SECTION 9.3. Exculpatory Provisions....................................    54
   SECTION 9.4. Reliance by Administrative Agent..........................    54
   SECTION 9.5. Notice of Default.........................................    54
   SECTION 9.6. Non-Reliance on Administrative Agent and Other Banks......    55
   SECTION 9.7. Indemnification...........................................    55
   SECTION 9.8. Agent in Its Individual Capacity..........................    56
   SECTION 9.9. Successor Administrative Agent............................    56

ARTICLE X MISCELLANEOUS...................................................    56
   SECTION 10.1. Amendments and Waivers...................................    56
   SECTION 10.2. Notices..................................................    57
   SECTION 10.3. No Waiver; Cumulative Remedies...........................    58
   SECTION 10.4. Survival of Representations and Warranties...............    58
   SECTION 10.5. Payment of Expenses and Taxes; Indemnity.................    58
   SECTION 10.6. Effectiveness, Successors and Assigns, Participations;
                 Assignments..............................................    59
   SECTION 10.7. Setoff...................................................    63
   SECTION 10.8. Counterparts.............................................    63
   SECTION 10.9. Severability.............................................    63
   SECTION 10.10. Integration.............................................    63
   SECTION 10.11. GOVERNING LAW...........................................    63
   SECTION 10.12. Submission to Jurisdiction; Waivers.....................    64
   SECTION 10.13. Acknowledgments.........................................    64
   SECTION 10.14. Limitation on Agreements................................    65
   SECTION 10.15. Removal of Bank.........................................    65
   SECTION 10.16. Officer's Certificates..................................    66
   SECTION 10.17. USA Patriot Act.........................................    66

Schedules
---------
Schedule 1.1(A)   -   Schedule of Commitments and Addresses
Schedule 6.1(p)   -   Ownership of Capital Stock of Subsidiaries; Significant
                      Subsidiaries

Exhibits
--------
Exhibit A         -   Notice of Borrowing
Exhibit B         -   Notice of Interest Conversion/Continuation
Exhibit C         -   Assignment and Acceptance
Exhibit D         -   Note
Exhibit E         -   Pledge Agreement

          This Credit Agreement (this "Agreement"), dated as of March 7, 2005, among CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (the "Borrower"), the banks and other financial institutions from time to time parties hereto (individually, a "Bank" and, collectively, the "Banks"), Deutsche Bank Securities Inc., as syndication agent (in such capacity, the "Syndication Agent"), ABN Amro Bank N.V., JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as co-documentation agents (in such capacities, the "Documentation Agents") and Citibank, N.A., as administrative agent (in such capacity, together with any successors thereto in such capacity, the "Administrative Agent").

          The parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/64 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" means the rate of per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loan" means a Loan that bears interest at the ABR as provided in
     Section 3.3(a).

          "Adjusted Interest Expense" means, for any period, (a) total interest expense (including that attributable to Capital Lease obligations and capitalized interest) determined in accordance with GAAP of the Borrower and its Consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Consolidated Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) less (b) the sum of the following for such period (i) total interest income determined in accordance with GAAP and (ii) but only to the extent included in the amount calculated pursuant to clause (a) above, (x) interest expense on Hybrid Preferred Securities, (y) interest expense in respect of the securitization programs of the Borrower and its Consolidated Subsidiaries in respect of Securitization Securities and (z) amortization of settlement payments previously made on forward-starting Swap Agreements and of any upfront fees and other costs associated with financings for the Borrower and its Consolidated Subsidiaries.

          "Administrative Agent" has the meaning specified in the introduction to this Agreement.

          "Affiliate" means any Person that, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

          "Agents" means the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent.

          "Agreement" has the meaning specified in the introduction to this Agreement.

          "Applicable Margin" means the rate per annum set forth below opposite the Designated Rating from time to time in effect during the period for which payment is due:

   DESIGNATED RATING     LIBOR RATE MARGIN   ABR MARGIN
   -----------------     -----------------   ----------
BBB+ or Baa1 or higher         0.625%          0.000%
      BBB or Baa2              0.750%          0.000%
     BBB- or Baa3              0.875%          0.000%
      BB+ or Ba1               1.000%          0.000%
  BB or Ba2 or lower           1.250%          0.250%

     In each row in the table set forth above, the first indicated rating corresponds to that assigned by S&P and the second indicated rating corresponds to that assigned by Moody's; the determination of which row of such table is applicable at any time is set forth in the definition of "Designated Rating".

          "Assignment and Acceptance" has the meaning specified in Section 10.6(c).

          "Available Commitment" means, as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank's Commitment then in effect over (b) such Bank's Outstanding Loans then outstanding.

          "Bank" and "Banks" have the meanings specified in the introduction to this Agreement.

          "Bank Affiliate" means, (a) with respect to any Bank, (i) an Affiliate of such Bank that is a bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by such Bank, an Affiliate of such Bank or the same investment advisor as such Bank or by an Affiliate of such investment advisor.

          "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

          "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits, lease obligations under Capital Leases, Mandatory Payment Preferred Stock and synthetic leases); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or franchise bonds or other obligations incurred in the ordinary course of business that do not represent money borrowed or raised, in each case to the extent that such reimbursement obligations are payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables, (d) any obligations of such Person under Swap Agreements, (e) customer advance payments and deposits arising in the ordinary course of business or (f) operating leases.

          "Borrower" has the meaning specified in the introduction to this Agreement.

          "Borrowing" means a borrowing consisting of Revolving Loans under
     Section 2.1 of the same Type, and having, in the case of LIBOR Rate Loans, the same Interest Period, made on the same day by the Banks.

          "Borrowing Date" means any Business Day specified by the Borrower as a date on which the Borrower requests the Banks to make Revolving Loans hereunder.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when used in connection with a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

          "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation), including without limitation, partnership interests in partnerships and member interests in limited liability companies, and any and all warrants or options to purchase any of the foregoing or securities convertible into any of the foregoing.

          "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of 270 days or less from the date of acquisition issued by any Bank or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of 270 days or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through
     (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

          "CenterPoint" means CenterPoint Energy, Inc., a Texas corporation and utility holding company, and the indirect parent of the Borrower.

          "Change in Control" means (i) with respect to CenterPoint, the acquisition by any Person or "group" (within the meaning of Rule 13d-5 of the Exchange Act) of beneficial ownership (determined in accordance with Rule 13d-3 of the Exchange Act) of Capital Stock of CenterPoint, the result of which is that such Person or group beneficially owns 50% or more of the aggregate voting power of all then issued and outstanding Capital Stock of CenterPoint or (ii) CenterPoint shall cease to own and control beneficially, directly or indirectly, 100% of the outstanding common Capital Stock of the Borrower free and clear of all Liens. For purposes of the foregoing, the phrase "voting power" means, with respect to an issuer, the power under ordinary circumstances to vote for the election of members of the board of directors or other governing body of such issuer.

          "Closing Date" means the date, on or before March 31, 2005, all the conditions set forth in Section 6.1 are satisfied (or waived) in accordance with the terms hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "Collateral" means all property of the Borrower and its Subsidiaries, now owned or hereafter acquired, upon which a Lien is purported to be created by the Pledge Agreement.

          "Commitment" means, as to any Bank, the obligation of such Bank, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Bank's name on Schedule 1.1(A) or in the Assignment and Acceptance pursuant to which such Bank became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; and "Commitments" shall be the collective reference to the Commitments of all of the Banks. The original amount of the Total Commitments is $1,310,000,000.

          "Commitment Fee" means, as to any Bank, the fee equal to the rate per annum set forth below opposite the Designated Rating from time to time in effect during the period for which payment is due on the Available Commitment of such Bank:

   DESIGNATED RATING     COMMITMENT FEE
   -----------------     --------------
BBB+ or Baa1 or higher       0.100%
      BBB or Baa2            0.125%
     BBB- or Baa3            0.150%
      BB+ or Ba1             0.175%
  BB or Ba2 or lower         0.225%

     In each row in the table set forth above, the first indicated rating corresponds to that assigned by S&P and the second indicated rating corresponds to that assigned by Moody's; the determination of which row of such table is applicable at any time is set forth in the definition of "Designated Rating".

          "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Confidential Information Memorandum" means the Confidential Information Memorandum, dated January, 2005.

          "Consolidated Capitalization" means, as of any date of determination, the sum of (a) Consolidated Shareholders' Equity, (b) Consolidated Indebtedness for Borrowed Money and, without duplication, (c) Mandatory Payment Preferred Stock; provided that for the purpose of calculating compliance with Section 7.2(a), Consolidated Capitalization shall be determined excluding any adjustment, non-cash charge to net income or other non-cash charges or writeoffs resulting thereto from application of SFAS No. 142.

          "Consolidated EBITDA" means, for any twelve-month period ending on the date of determination, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, distributions on Hybrid Preferred Securities (to the extent not included in interest expense and to the extent deducted to arrive at Consolidated Net Income), amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) of the Borrower and its Consolidated Subsidiaries and amortization of settlement payments previously made on forward-starting Swap Agreements, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included as income in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income, (d) Transition Charges Principal and Interest, (e) Pre-Tax Excess Mitigation Credit and
     (f) the aggregate pre-tax principal amount of CTC Recoveries, all as determined on a consolidated basis. For purposes of this definition, any results of operations classified as "discontinued operations" in accordance with GAAP will be included in the manner set forth above.

          "Consolidated Indebtedness" means, as of any date of determination, the sum of

               (i) the total Indebtedness for Borrowed Money of the Borrower and its Consolidated Subsidiaries as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of the Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by the Borrower or any other Consolidated Subsidiary of the Borrower, plus

               (ii) any Mandatory Payment Preferred Stock, less

               (iii) the amount of Indebtedness described in clause (i) attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amounts would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less

               (iv) the greater of (x) until the date that is six months after the receipt thereof, cash and Cash Equivalents of the Borrower and its Consolidated Subsidiaries on such date of determination constituting Net Cash Proceeds of the True-Up Securitization and (y) until the date of the final scheduled maturity of the Facility, the lesser of (A) the aggregate amount of cash and Cash Equivalents of the Borrower and its Consolidated Subsidiaries on such date of determination constituting Net Cash Proceeds of the True-Up Securitization and (B) the aggregate principal amount outstanding on such date under the Facility.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries and (b) the income (or deficit) of any Person (other than a Consolidated Subsidiary of the Borrower) in which the Borrower or any of its Consolidated Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Consolidated Subsidiary in the form of dividends or similar distributions.

          "Consolidated Shareholders' Equity" means, as of any date of determination, the total assets of the Borrower and its Significant Subsidiaries, less all liabilities of the Borrower and its Significant Subsidiaries. As used in this definition, "liabilities" means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities (including without limitation (to the extent so classified), (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of the Borrower or any of its Significant Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Borrower or such Significant Subsidiary, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary).

          "Consolidated Subsidiary" means, with respect to a specified Person at any date, any Subsidiary or any other Person (other than with respect to the Borrower, any Securitization Subsidiary or any Unrestricted Subsidiary), the accounts of which under GAAP would be consolidated with those of such specified Person in its consolidated financial statements as of such date.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

          "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" shall be similarly construed).

          "CTC Recoveries" means the competition transition charges to be paid to the Borrower by retail electric providers in respect of stranded costs and certain power market price and fuel cost recovery true-ups.

          "Default" means any event that, with the lapse of time or giving of notice, or both, or any other condition, would constitute an Event of Default.

          "Default Rate" means with respect to any overdue amount owed hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section 3.3, plus 2%; provided that in the case of overdue principal with respect to any LIBOR Rate Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below, and (b) in the case of overdue interest with respect to any Loan, Commitment Fees or other amounts payable hereunder, the sum of the interest rate per annum in effect at such time with respect to ABR Loans, plus 2%.

          "Designated Rating" means (a) the higher of the Ratings and (b) if the difference in the Rating issued by S&P and Moody's is greater than one level, the Rating that is one level higher than the lower of such Ratings shall apply. Any change in the calculation of the Applicable Margin with respect to the Borrower that is caused by a change in the Designated Rating will become effective on the date of the change in the Designated Rating. If the rating system of any Rating Agency shall change, or if either S&P or Moody's shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith if necessary to amend this definition and the definitions of "Rating" and "Rating Agencies" to reflect such changed rating system or the unavailability of Ratings from such Rating Agencies and, pending the effectiveness of any such amendment, the Designated Rating shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

          "Disposition" means with respect to any Property (excluding cash and Cash Equivalents), any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof outside the ordinary course of business. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Documentation Agents" has the meaning specified in the introduction to this Agreement.

          "Dollars" and the symbol "$" mean the lawful currency of the United States.

          "Early Funding ABR Loan" has the meaning specified in Section 2.2(a).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning specified in Section 8.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Indebtedness" means the incurrence or issuance by the Borrower and its Subsidiaries of the following:

               (a) Indebtedness for Borrowed Money in respect of any refinancing, refundings, renewals or extensions (on or prior to the maturity thereof) of (without any increase in the principal amount thereof plus any expenses (including any redemption premium or penalty) or any shortening of the final maturity thereof to a date earlier than the earlier of (i) the maturity date thereof then in effect and (ii) May 16, 2008) Indebtedness for Borrowed Money outstanding on the date hereof;

               (b) Intercompany Indebtedness for Borrowed Money;

               (c) Indebtedness for Borrowed Money permitted hereunder to the extent constituting (i) the issuance by the Borrower or any of its Subsidiaries of commercial paper, (ii) any backup credit or liquidity facilities in respect of any such commercial paper issuance, (iii) other short-term instruments in lieu of the issuance of commercial paper, (iv) letters of credit issued for the account of the Borrower or any of its Subsidiaries in respect of any of the foregoing and (v) drawings on letters of credit, bonds or similar obligations permitted under this Agreement if the proceeds are applied to the underlying obligation secured or supported thereby;

               (d) Indebtedness for Borrowed Money of the Borrower pursuant to the Loan Documents;

               (e) Indebtedness for Borrowed Money in respect of performance, surety and similar bonds and completion guarantees provided by the Borrower or any of its Subsidiaries in the ordinary course of business;

               (f) Indebtedness for Borrowed Money in respect of Capital Leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

               (g) Indebtedness for Borrowed Money in respect of Swap Agreements entered into in the ordinary course of business and not entered into for speculative purposes; and

               (h) Indebtedness for Borrowed Money incurred by the Borrower and any of its Restricted Subsidiaries after the date hereof at any time outstanding in the aggregate principal amount not to exceed $200,000,000.

          "Existing CenterPoint Credit Agreement" means the $2,350,000,000 Credit Agreement, dated as of October 7, 2003, among CenterPoint, the Administrative Agent and other financial institutions parties thereto, as heretofore amended, modified or supplemented.

          "Existing CenterPoint Credit Facility" means the credit facility provided under the Existing CenterPoint Credit Agreement.

          "Existing Credit Agreement" means the $1,310,000,000 Credit Agreement, dated as of November 12, 2002, among CenterPoint Electric, as borrower, Credit Suisse First Boston, as administrative agent, and the other financial institutions parties thereto, as amended, modified or supplemented from time to time.

          "Facility" means the Commitments and the extensions of credit made thereunder, including the Term Loans.

          "Federal Funds Effective Rate" means, for any day, a fluctuating rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Borrower.

          "Funding Office" means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Banks.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

          "General Mortgage Indenture" means the General Mortgage Indenture, dated as of October 10, 2002, between the Borrower and JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), as trustee, as amended, modified or supplemented from time to time.

          "Global Coordinators" means J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., in their capacities as global coordinators.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligation") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith (and "guaranteed" and "guarantor" shall be construed accordingly).

          "Highest Lawful Rate" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under applicable law. "Applicable law" as used in this definition means, with respect to each Bank, that law in effect from time to time that permits the charging and collection by such Bank of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including, without limitation, the laws of each State that may be held to be applicable, and of the United States, if applicable.

          "Hybrid Preferred Securities" means preferred securities issued by any Hybrid Preferred Securities Subsidiary.

          "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by the Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of the Junior Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

          "Indebtedness" of any Person means the sum of (a) all items (other than Capital Stock, capital surplus, retained earnings, other comprehensive income, treasury stock and any other items that would properly be included in shareholder equity) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined, (b) all obligations of such Person, contingent or otherwise, as account party or applicant (or equivalent status) in respect of any standby letters of credit or equivalent instruments, and (c) without duplication, the amount of Guarantees by such Person of items described in clauses (a) and (b); provided, however, that Indebtedness of a Person shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary, (ii) any Guarantee by the Borrower or its Subsidiaries of payments with respect to any Hybrid Preferred Securities, (iii) any Securitization Securities or (iv) any Hybrid Preferred Securities.

          "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and "Insolvent" shall be construed accordingly for such purposes).

          "Interest Period" means, for each LIBOR Rate Loan comprising part of the same Borrowing, the period commencing on the date of such LIBOR Rate Loan or the date of the conversion of any Loan into such LIBOR Rate Loan, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to Section 2.2 or 3.6, as the case may be, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to Section 3.6. The duration of each such Interest Period shall be one, two, three, six or, if available to all Banks under the Facility, nine or twelve months or periods shorter than one month, as Borrower may select by notice pursuant to Section 2.2 or 3.6 hereof, provided, however, that:

               (i) any Interest Period in respect of a Loan that would otherwise extend beyond the Revolving Commitment Termination Date shall end on the Revolving Commitment Termination Date or, if the Revolving Loans are converted pursuant to Section 2.4, the Term Loan Maturity Date;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day, and

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investment" has the meaning specified in Section 7.2(f).

          "Junior Subordinated Debt" means subordinated debt of the Borrower or any Subsidiary of the Borrower (i) that is issued at par to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

          "Lead Arrangers" means Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, in their capacities as joint lead arrangers and bookrunners.

          "LIBOR Rate" means, with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first days of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "LIBOR Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "LIBOR Rate Loan" means a Loan that bears interest at the LIBOR Rate as provided in Section 3.3(b).

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

          "Loans" means the loans made by the Banks to the Borrower pursuant to this Agreement.

          "Loan Documents" means this Agreement, the Pledge Agreement, any Notes and any document or instrument executed in connection with the foregoing.

          "Majority Banks" means, at any time, Banks having in excess of 50% of the Total Commitments then in effect or, if the Commitments shall have terminated, the Total Outstanding Loans then outstanding.

          "Mandatory Payment Preferred Stock" means any preference or preferred stock of the Borrower or of any Consolidated Subsidiary (other than (x) any preference or preferred stock issued to the Borrower or its Subsidiaries,
     (y) Hybrid Preferred Securities and (z) Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions (regardless of whether any portion thereof is due and payable within one year).

          "Margin Stock" has the meaning assigned to such term in Regulation U.

          "Material Adverse Effect" means any material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents on a timely basis (it being understood that Material Adverse Effect shall not include the effect of any True-Up Litigation).

          "Moody's" means Moody's Investors Service, Inc. and any successor rating agency.

          "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, in connection with any True-Up Securitization or any incurrence of Indebtedness for Borrowed Money, the cash proceeds received from such securitization or incurrence, respectively, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts, escrow fees, reserves, related swap costs and commissions and other customary fees and expenses actually incurred in connection therewith and other similar payment obligations resulting therefrom that are required to be paid concurrently or otherwise as a result of such securitization or incurrence.

          "Net Tangible Assets" means the total assets of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries, minus goodwill and other intangible assets as shown on the balance sheet of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries delivered pursuant to Section 7.1(a) in respect of the most recently ended fiscal quarter of the Borrower.

          "Notes" means the collective reference to any promissory note evidencing Loans.

          "Notice of Borrowing" has the meaning specified in Section 2.2.

          "Notice of Interest Conversion/Continuation" has the meaning specified in Section 3.6(a).

          "Original Mortgage" means the Mortgage and Deed of Trust, dated as of November 1, 1944, by the Borrower to South Texas Commercial National Bank of Houston, as Trustee (JPMorgan Chase Bank, N.A., as successor Trustee), as amended, modified or supplemented from time to time.

          "Other Taxes" has the meaning specified in Section 4.3(b).

          "Outstanding Loans" means, as to any Bank at any time, the aggregate principal amount of all Loans made (or deemed made) by such Bank then outstanding.

          "Participant" has the meaning specified in Section 10.6(b).

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

          "Permitted Liens" means with respect to any Person:

               (a) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

               (b) landlord Liens for rent not yet due and payable and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen and other similar nonconsensual Liens imposed by operation of law, for current wages or accounts payable or other sums not yet delinquent, in each case arising in the ordinary course of business or if overdue, that are being contested in good faith by appropriate proceedings, provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

               (c) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code, ERISA or any environmental law, order, rule or regulation) incurred or deposits made, in each case, in the ordinary course of business, (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction, sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

               (d) Liens arising out of or in connection with any litigation or other legal proceeding that is being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that, subject to Section 8.1(i) (so long as such Lien is discharged or released within 60 days of attachment thereof), any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

               (e) precautionary filings under the applicable Uniform Commercial Code made by a lessor with respect to personal property leased to such Person or any Subsidiary of such Person;

               (f) other non-material Liens or encumbrances none of which secures Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries or interferes materially with the use of the Property affected in the ordinary conduct of Borrower's or its Subsidiaries' business and which individually or in the aggregate do not have a Material Adverse Effect;

               (g) easements, rights-of-way, restrictions and other similar encumbrances and exceptions to title existing or incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

               (h) (i) Liens created by Capital Leases, provided that the Liens created by any such Capital Lease attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto, (ii) purchase money Liens securing Indebtedness of the Borrower or any of its Subsidiaries (including such Liens securing such Indebtedness incurred within twelve months of the date on which such Property was acquired), provided that all such Liens attach only to the Property purchased with the proceeds of the Indebtedness secured thereby and only secure the Indebtedness incurred to finance such purchase, (iii) Liens on receivables, customer charges, notes, ownership interests, contracts or contract rights created in connection with a sale, securitization or monetization of such receivables, customer charges, notes, ownership interests, contracts or contract rights, and Liens on rights of the Borrower or any Subsidiary related to such receivables, customer charges, notes, ownership interests, contracts or contract rights which are transferred to the purchaser of such receivables, customer charges, notes, ownership interests, contracts or contract rights in connection with such sale, securitization or monetization, provided that such Liens secure only the obligations of the Borrower or any of its Subsidiaries in connection with such sale, securitization or monetization and (iv) Liens created by leases that do not constitute Capital Leases at the time such leases are entered into, provided that the Liens created thereby attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto;

               (i) Liens on cash and short-term investments (i) deposited by the Borrower or any of its Subsidiaries in accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Borrower or any of its Subsidiaries, in the case of clause (i) or
          (ii) to secure its obligations with respect to contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or interest rate or currency rate management contracts;

               (j) Liens on (i) Property owned by a Project Financing Subsidiary or (ii) equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company) securing Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with a Project Financing; and

               (k) Liens on equity interests in an Unrestricted Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company) securing, subject to Section 7.2(f), Indebtedness of such Unrestricted Subsidiary.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

          "Plan" means, at a particular time with respect to the Borrower, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means the Pledge Agreement to be executed and delivered by the Borrower and the collateral agent thereunder, substantially in the form of Exhibit E, as amended, modified or supplemented from time to time.

          "Pre-Tax Excess Mitigation Credit" means the amount of the credit, if any, (including the interest component) provided to retail electric customers under order of the PUC to reflect the refund of an amount equal to estimated cumulative excess earnings applicable to the years 1998 through 2001 which were used to accelerate depreciation on electric generation assets in order to reduce or mitigate exposure to stranded costs associated with electric generation assets or any other credit provided to customers that will be recovered through securitization or CTC Recoveries.

          "Project Financing" means any Indebtedness or lease obligations that do not constitute Capital Leases at the time such leases are entered into, in each case that are incurred to finance a project or group of projects (including any construction financing) to the extent that such Indebtedness (or other obligations) expressly are not recourse to the Borrower or any of its Restricted Subsidiaries (other than a Project Financing Subsidiary) or any of their respective Property other than the Property of a Project Financing Subsidiary and equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company).

          "Project Financing Subsidiary" means any Restricted Subsidiary of the Borrower (or any other Person in which Borrower directly or indirectly owns a 50% or less interest) whose principal purpose is to incur Project Financing or to become an owner of interests in a Person so created to conduct the business activities for which such Project Financing was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by one or more Project Financings.

          "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

          "Purchasing Banks" has the meaning specified in Section 10.6(c).

          "PUC" means the Public Utility Commission of Texas.

          "Rating" means the Borrower's corporate credit rating issued by S&P and the Borrower's issuer rating issued by Moody's (it being understood that a change in outlook status (e.g., watch status, negative outlook status) is not a change in Rating as contemplated hereby).

          "Rating Agencies" means (a) S&P and (b) Moody's.

          "Register" has the meaning specified in Section 10.6(d) hereof.

          "Regulation U" means Regulation U of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation U and having substantially the same function.

          "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA and PBGC Reg. Section 4043, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043 or other regulations, notices or rulings issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of any Governmental Authority.

          "Responsible Officer" means, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or controller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person.

          "Restricted Subsidiaries" means all Subsidiaries of the Borrower other than Securitization Subsidiaries and Unrestricted Subsidiaries.

          "Revolving Commitment Termination Date" means the earlier to occur of
     (a) November 16, 2005 and (b) the date on which no Bank has any Available Commitment.

          "Revolving Loans" has the meaning specified in Section 2.1(a) hereof.

          "Revolving Percentage" means, as to any Bank at any time, a fraction (expressed as a percentage) the numerator of which is the amount of such Bank's Commitment or, if the Commitments shall have terminated, the Outstanding Loans of such Bank then outstanding, and the denominator of which is the Total Commitments then in effect or, if the Commitments shall have terminated, the Total Outstanding Loans then outstanding.

          "S&P" means Standard & Poor's Ratings Group and any successor rating agency.

          "SEC" means the Securities and Exchange Commission and any successor thereto.

          "Secured Indebtedness" means, with respect to any Person, all Indebtedness secured (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) by any Lien on any Property (including, without limitation, accounts and contract rights) owned by such Person or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Securitization Securities" means transition bonds issued pursuant to the Texas Electric Choice Plan if (and only if) no recourse may be had to the Borrower or any of its Subsidiaries (or to their respective assets) for the payment of such obligations, other than the issuer of the bonds and its assets, provided that payment of transition charges by any retail electric provider ("REP") in accordance with such legislation, whether or not such REP has collected such charges from the retail electric customers, shall not be deemed "recourse" hereunder, including any REP that is a Subsidiary of the Borrower or a division of an Affiliate of the Borrower or any Affiliate of the Borrower.

          "Securitization Subsidiary" means a special purpose subsidiary created to issue Securitization Securities.

          "Significant Subsidiary" means (i) for the purposes of determining what constitutes an "Event of Default" under Sections 8.1(f), (g), (h), (i) and (j), a Subsidiary of the Borrower (other than a Project Financing Subsidiary) whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower, on a consolidated basis, as determined in accordance with GAAP and (ii) for all other purposes the "Significant Subsidiaries" shall be those Subsidiaries of the Borrower whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower on a consolidated basis, as determined in accordance with GAAP for the Borrower's most recently completed fiscal year and identified in the certificate most recently delivered pursuant to Section 7.1(a)(iv)(C); provided that no Securitization Subsidiary or Unrestricted Subsidiary shall be deemed to be a Significant Subsidiary or subject to the restrictions, covenants or Events of Default under this Agreement.

          "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

          "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person; provided, however, that no Securitization Subsidiary shall be deemed to be a Subsidiary for purposes of this Agreement.

          "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions;

     provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement".

          "Syndication Agent" has the meaning specified in the introduction to this Agreement.

          "Taxes" has the meaning specified in Section 4.3(a).

          "Term Loan Maturity Date" means the second anniversary of the Revolving Commitment Termination Date.

          "Term Loans" has the meaning specified in Section 2.4 hereof

          "Texas Genco" means Texas Genco Holdings, Inc.

          "Texas Genco Stock" means the Capital Stock of Texas Genco now owned or hereafter acquired by Utility Holding, LLC, which, as of the date hereof, constitutes 100% of the issued and outstanding Capital Stock of Texas Genco.

          "Total Commitments" means, at any time, the aggregate amount of the Commitments of all Banks then in effect.

          "Total Outstanding Loans" means, at any time, the aggregate amount of the Outstanding Loans of all Banks outstanding at such time.

          "Tranche" means the collective reference to LIBOR Rate Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee" has the meaning specified in Section 10.6(f).

          "Transfer Effective Date" has the meaning specified in Section
     10.6(c).

          "Transition Charges Principal and Interest" means the non-bypassable transition charges billed to customers for payment of debt service on Securitization Securities.

          "Triggering Event" has the meaning specified in Section 4.8(b).

          "True-Up Litigation" means any litigation or other proceeding in connection with the determination by the PUC of the recovery by CenterPoint and its Subsidiaries of stranded costs and other amounts to be recovered in the true-up process.

          "True-Up Securitization" means a sale or contribution of assets to a Securitization Subsidiary or series of such transactions, together with the issuance of Securitization Securities.

          "Type" refers to the determination of whether a Loan is an ABR Loan or a LIBOR Rate Loan (or a Borrowing comprised of such Loans).

          "United States" means the United States of America.

          "Unrestricted Subsidiary" means any Subsidiary of the Borrower and its direct or indirect Subsidiaries that is designated by a Responsible Officer of the Borrower as an Unrestricted Subsidiary, but only if (x) the aggregate amount of net tangible assets of all Unrestricted Subsidiaries at the time of designation does not exceed, or would not exceed as a result of such designation, 10% of the Net Tangible Assets, (y) such designation and the Investment of the Borrower in such Subsidiary complies with the limitations in Section 7.2(f) and (z) such Subsidiary: (i) has no Indebtedness with recourse to the Borrower and the Restricted Subsidiaries except that permitted under Section 7.2(f); (ii) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Significant Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding and related transactions are substantially no less favorable to the Borrower or such Significant Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (iii) is a Person with respect to which neither the Borrower nor any of its Significant Subsidiaries has any direct or indirect obligation that violates Section 7.2(f) (a) to subscribe for additional Capital Stock of such Person or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) does not, either alone or in the aggregate, operate, directly or indirectly, all or substantially all of the business of the Borrower and its Subsidiaries.

          Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced by a certificate of a Responsible Officer of the Borrower giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the preceding conditions and was permitted by Section 7.2(f) delivered to the Administrative Agent. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Significant Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 7.2(f), the Borrower shall be in default of such covenant. A Responsible Officer of the Borrower may at any time designate any Unrestricted Subsidiary to be a Subsidiary of the Borrower that is not an Unrestricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by such Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under this Agreement calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

          "Wholly-Owned" means, with respect to any Subsidiary of any Person, all the outstanding Capital Stock (other than directors' qualifying shares required by law) or other ownership interest of such Subsidiary which are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

     SECTION 1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower or any of its Subsidiaries not defined in Section
1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

     SECTION 2.1. The Commitments. (a) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving credit Loans ("Revolving Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Commitment Termination Date in an aggregate principal amount outstanding, which does not exceed at any time such Bank's Commitment; provided that (x) no more than six Borrowings shall be made hereunder and (y) no Revolving Loan shall be made as a LIBOR Rate Loan with an Interest Period ending after the Revolving Commitment Termination Date; and provided, further, that in no event shall (x) the Total Outstanding Loans at any time exceed the Total Commitments at such time and (y) the aggregate principal amount of any requested Borrowing on any date exceed the aggregate principal amount outstanding under the Existing Credit Agreement.

     (b) Each Borrowing by the Borrower shall be in an aggregate principal amount not less than $10,000,000 (in the case of LIBOR Rate Loans) or $5,000,000 (in the case of ABR Loans), or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Loans of the same Type made on the same day by the Banks ratably according to their respective Revolving Percentages. Within the limits of the applicable Commitments, the Borrower may borrow, prepay pursuant to Section 4.6 and reborrow under this Section 2.1. Subject to Section 2.4, the principal amount outstanding on the Revolving Loans shall be due and payable, and the Commitment of each Bank shall terminate, on the Revolving Commitment Termination Date, together with accrued and unpaid interest thereon.

     SECTION 2.2. Procedure for Revolving Loan Borrowing. (a) The Borrower may borrow under the Commitments on any Business Day during the period from and including the Closing Date to and excluding the Revolving Commitment Termination Date, provided that the Borrower shall give the Administrative Agent irrevocable oral notice or written notice pursuant to a notice of borrowing, in substantially the form of Exhibit A hereto ("Notice of Borrowing") which shall be signed by the Borrower and shall specify therein the requested (i) date of such Borrowing, (ii) Type of Revolving Loans comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) the Interest Period for each such Revolving Loan, in the case of any LIBOR Rate Loan,:

          (i) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a LIBOR Rate Loan;

          (ii) not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing in the case of an Early Funding ABR Loan; and

          (iii) not later than 11:00 A.M. (New York City time) on the same Business Day of the proposed Borrowing in the case of any other ABR Loan.

With respect to any oral notice of borrowing given by the Borrower, the Borrower shall promptly thereafter confirm such notice in writing pursuant to a Notice of Borrowing. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof. Each Bank shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available to the Administrative Agent at the Funding Office, in immediately available funds, such Bank's applicable Revolving Percentage of such Borrowing; provided, however, that, in the event of a requested ABR Loan with respect to which the Borrower has delivered its Notice of Borrowing on the Business Day immediately preceding the requested Borrowing Date (an "Early Funding ABR Loan"), each Bank shall make its applicable Revolving Percentage of such Borrowing available before 10:00 A.M. (New York City time) on the requested Borrowing Date. The Administrative Agent shall, no later than 2:00 P.M. (New York City time) on such date (or no later than 11:00 A.M. (New York City time), in the case of an Early Funding ABR Loan), make available to the Borrower the proceeds of the Revolving Loans received by the Administrative Agent hereunder by crediting such account of the Borrower which the Administrative Agent and the Borrower shall from time to time designate. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

     (b) Unless the Administrative Agent shall have received notice from a Bank at least two hours prior to the applicable time described in clause (a) above by which such Bank is required to deliver its funds to the Administrative Agent with respect to any Borrowing that such Bank will not make available to the Administrative Agent such Bank's applicable Revolving Percentage of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.2(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such date of Borrowing, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Revolving Percentage of such Borrowing, times
(iii) a fraction, the numerator of which is the number of days that elapse from and including such date of Borrowing to the date on which such Bank's applicable Revolving Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this Section 2.2(b) shall be conclusive in the absence of manifest error. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Revolving Loan as part of such Borrowing for purposes of this Agreement. If such Bank's applicable Revolving Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Bank within one (1) Business Day of such date of Borrowing, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum, equal to (i) the ABR (in the case of ABR Loans) or (ii) the Federal Funds Effective Rate (in the case of LIBOR Rate Loans), on demand, from the Borrower.

     (c) The failure of any Bank to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Loan to be made by such other Bank on the date of any Borrowing.

     SECTION 2.3. Minimum Tranches. All Borrowings, prepayments, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche of LIBOR Rate Loans shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     SECTION 2.4. Conversion of Revolving Loans to Term Loans. (a) The aggregate principal amount of the Revolving Loans outstanding on the Revolving Commitment Termination Date shall be converted into, and the Banks shall be deemed to have made, term loans to the Borrower on the Revolving Commitment Termination Date in an aggregate principal amount equal to the aggregate principal amount of the Revolving Loans so converted ("Term Loans"). The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 3.6.

     (b) The Borrower shall repay all outstanding Term Loans on the Term Loan Maturity Date.

                                  ARTICLE III

                        PROVISIONS RELATING TO ALL LOANS

     SECTION 3.1. Evidence of Loans. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

     (b) The Administrative Agent shall maintain the Register pursuant to
Section 10.6(d) and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made by each Bank through the Administrative Agent hereunder, the type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.

     (c) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 3.1(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans actually made to the Borrower by such Bank in accordance with the terms of this Agreement.

     SECTION 3.2. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Bank the Commitment Fee, from the date hereof until the Revolving Commitment Termination Date payable on the Revolving Commitment Termination Date.

     (b) The Borrower agrees to pay to the Administrative Agent for the account of each Bank a draw fee in an amount equal to 0.05% of the principal amount of each Revolving Loan made by such Bank on a Borrowing Date, payable on such Borrowing Date.

     (c) The fees payable under Section 3.2(a) shall be calculated by the Administrative Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

     (d) The Borrower shall pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

     SECTION 3.3. Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

     (a) ABR Loans. Each ABR Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the ABR plus the Applicable Margin and (ii) the Highest Lawful Rate, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date or, if the Revolving Loans are converted pursuant to Section 2.4, the Term Loan Maturity Date.

     (b) LIBOR Rate Loans. Each LIBOR Rate Loan shall bear interest at a rate per annum equal at all times to, in the case of each LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate for the applicable Interest Period for such Loan plus the Applicable Margin and (B) the Highest Lawful Rate, payable on the last day of such Interest Period and, with respect to Interest Periods of six, nine or twelve months, on the ninetieth (90th) day after the commencement of the Interest Period and on each succeeding ninetieth (90th) day during such Interest Period, and on the Revolving Commitment Termination Date or, if the Revolving Loans are converted pursuant to Section 2.4, the Term Loan Maturity Date.

     (c) Calculations. Interest that is determined by reference to the ABR shall be calculated by the Administrative Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period in which such interest is payable and otherwise shall be calculated by the Administrative Agent on the basis of a 360-day year for the actual days (including the first day and excluding the last day) occurring in the period for which such interest is payable.

     (d) Default Rate. Notwithstanding the foregoing, if all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, payable from time to time on demand, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (e) Determination Conclusive. Each determination of an interest rate by the Administrative Agent pursuant to any provisions of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the quotations used by the Administrative Agent in determining the LIBOR Rate.

     SECTION 3.4. Reserve Requirements. (a) The Borrower agrees to pay to each Bank that requests compensation under this Section 3.4 in accordance with the provisions set forth in Section 4.8(b), so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Bank shall be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any LIBOR Rate Loans), an additional amount (determined by such Bank and notified to the Borrower pursuant to the provisions set forth in Section 4.8(b)) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such method of allocation to such Loans of the Borrower as such Bank shall determine in accordance with Section 4.8(a)) of the actual costs, if any, incurred by such Bank during the relevant Interest Period as a result of the applicability of the foregoing reserves to such LIBOR Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

          (i) the principal amount of the relevant LIBOR Rate Loans made by such Bank outstanding on such day;

          (ii) the difference between (A) a fraction, the numerator of which is the LIBOR Rate (expressed as a decimal) applicable to such LIBOR Rate Loan (expressed as a decimal), and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date, minus (B) such numerator; and

          (iii) a fraction, the numerator of which is one and the denominator of which is 360.

     (b) The agreements in this Section 3.4 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 3.4 for any period prior to the date that is 90 days before the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

     SECTION 3.5. Interest Rate Determination and Protection. (a) The rate of interest for each LIBOR Rate Loan shall be determined by the Administrative Agent two Business Days before the first day of each Interest Period applicable to such Loan. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Sections 3.3(a) and (b) hereof.

     (b) If, with respect to any LIBOR Rate Loans, prior to the first day of an Interest Period (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or
(ii) the Administrative Agent shall have received notice from the Majority Banks that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as determined in good faith and certified by such Banks) of making or maintaining their affected LIBOR Rate Loans during such Interest Period, the Administrative Agent shall give facsimile or telephonic notice thereof (with written notice to follow promptly) to the Borrower and the Banks as soon as practicable thereafter. If such notice is given, (A) any LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Rate Loans shall be continued as ABR Loans and (C) any outstanding LIBOR Rate Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to LIBOR Rate Loans.

     SECTION 3.6. Voluntary Interest Conversion or Continuation of Loans. (a)The Borrower may on any Business Day, upon the Borrower's irrevocable oral or written notice of interest conversion/continuation given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed interest conversion or continuation in the case of a LIBOR Rate Loan, (i) convert Loans of one Type into Loans of another Type; (ii) convert LIBOR Rate Loans for a specified Interest Period into LIBOR Rate Loans for a different Interest Period; or (iii) continue LIBOR Rate Loans for a specified Interest Period as LIBOR Rate Loans for the same Interest Period-; provided, however, that (A) any conversion of any LIBOR Rate Loans into LIBOR Rate Loans for a different Interest Period, or into ABR Loans, or any continuation of LIBOR Rate Loans for the same Interest Period shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans; (B) no Loan may be converted into or continued as a LIBOR Rate Loan by the Borrower so long as an Event of Default has occurred and is continuing, and (C) no Loan may be converted into or continued as a LIBOR Rate Loan if after giving effect thereto, Section 2.3 would be contravened. With respect to any oral notice of interest conversion/continuation given by the Borrower under this
Section 3.6(a), the Borrower shall promptly thereafter confirm such notice in writing. Each written notice of interest conversion/continuation given by the Borrower under this Section 3.6(a) and each confirmation of an oral notice of interest conversion/continuation given by the Borrower under this Section 3.6(a) shall be in substantially the form of Exhibit B hereto ("Notice of Interest Conversion/Continuation"). Each such Notice of Interest Conversion/Continuation shall specify therein the requested (x) date of such interest conversion or continuation; (y) the Loans to be converted or continued; and (z) if such interest conversion or continuation is into LIBOR Rate Loans, the duration of the Interest Period for each such LIBOR Rate Loan. Upon receipt of any such Notice of Interest Conversion/Continuation, the Administrative Agent shall promptly notify each Bank thereof. Each Notice of Interest Conversion/Continuation shall be irrevocable and binding on the Borrower.

     (b) If the Borrower shall fail to deliver to the Administrative Agent a Notice of Interest Conversion/Continuation in accordance with Section 3.6(a) hereof, or to select the duration of any Interest Period for the principal amount outstanding under any LIBOR Rate Loan by 11:00 A.M. (New York City time) on the third Business Day prior to the last day of the Interest Period applicable to such Loan in accordance with Section 3.6(a), the Administrative Agent will forthwith so notify the Borrower and the Banks (provided that the failure to give such notice shall not affect the conversion referred to below) and such Loans will automatically, on the last day of the then existing Interest Period therefor, convert into LIBOR Rate Loans with a one month Interest Period.

     SECTION 3.7. Funding Losses Relating to LIBOR Rate Loans. (a) The Borrower agrees, without duplication of any other provision under this Agreement, to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of any LIBOR Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of LIBOR Rate Loans or the conversion of LIBOR Rate Loans into ABR Loans, on a day that is not the last day of an

Interest Period with respect thereto (excluding any prepayment made pursuant to Section 3.8) on a day that is not the scheduled maturity date with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The calculation of all amounts payable to a Bank under this Section 3.7(a) shall be made pursuant to the method described in Section 4.8(a), but in no event shall such amounts payable with respect to any LIBOR Rate Loan exceed the amounts that would have been payable assuming such Bank had actually funded its relevant LIBOR Rate Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to, with respect to any LIBOR Rate Loan, the relevant Interest Period, provided, that each Bank may fund each of its LIBOR Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.7(a).

     (b) The agreements in this Section 3.7 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 3.7 for amounts accruing prior to the date that is 90 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

     SECTION 3.8. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Administrative Agent that it has determined in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation by any Governmental Authority (in each case occurring after the date of this Agreement) makes it unlawful, or any central bank or other Governmental Authority asserts after the date of this Agreement that it is unlawful, for any Bank or its applicable lending office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Bank to make, or to convert Loans into, or to continue LIBOR Rate Loans as, LIBOR Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the circumstances causing such suspension no longer exist; (ii) the Borrower shall, at its option, either prepay in full all LIBOR Rate Loans of such Bank then outstanding, or convert all such Loans to ABR Loans, on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as required by law), accompanied, in the case of any prepayments, by interest accrued thereon and any amounts payable under Section 3.7(a). Each Bank agrees that it will use reasonable efforts to designate a different lending office for the LIBOR Rate Loans due to it affected by this Section 3.8, if such designation will avoid the illegality described in this Section 3.8 so long as such designation will not be disadvantageous to such Bank as determined by such Bank in its sole discretion acting in good faith.

     (b) For purposes of this Section 3.8, a notice to the Borrower (with a copy to the Administrative Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

                                   ARTICLE IV

                        INCREASED COSTS, TAXES, PAYMENTS

                                 AND PREPAYMENTS

     SECTION 4.1. Increased Costs; Capital Adequacy. (a) If after the date of this Agreement the adoption of or any change in any law or regulation or in the interpretation or application thereof by any Governmental Authority or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this Agreement:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the LIBOR Rate hereunder (except for amounts covered by Section 3.4 or any other Section hereof); or

          (ii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the actual cost to such Bank, by an amount that such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand in the manner set forth in Section 4.8(b), any additional amounts, computed by such Bank in accordance with Section 4.8(a), necessary to compensate such Bank for such actual increased cost or reduced amount receivable that is attributable to Loans or Commitments (to the extent that such Bank has not already been compensated or reimbursed for such amounts pursuant to any other provision of this Agreement). If any Bank becomes entitled to claim any additional amounts pursuant to this Section 4.1(a) from the Borrower, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled in the manner set forth in Section 4.8(b).

     (b) If any Bank determines in good faith that the introduction of or any change in or in the interpretation or application by any Governmental Authority of any law or regulation regarding capital adequacy after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement does or shall have the effect, as a result of such Bank's obligations under this Agreement, of reducing the rate of return on such Bank's or such corporation's capital to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrower shall pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank in the manner set forth in Section 4.8(b), additional amounts, computed by such Bank in accordance with
Section 4.8(a), sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such reduction in rate of return is allocable to the existence of such Bank's obligations hereunder.

     (c) The agreements contained in this Section 4.1 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.1 for any period prior to the date that is 90 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

     SECTION 4.2. Pro Rata Treatment and Payments and Computations. (a) Each Borrowing of Loans by the Borrower from the Banks hereunder, each payment by the Borrower on account of any commitment or other fee, any reduction of the Commitments of the Banks and any prepayment on account of principal and interest on the Loans shall be made pro rata according to the respective Revolving Percentages of the Banks.

     (b) The Borrower shall make each payment (including each prepayment) hereunder, whether on account of principal, interest, fees or otherwise, without setoff or counterclaim, not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Administrative Agent at the Funding Office in immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or commitment or other fees (to the extent received by the Administrative Agent) ratably to the Banks according to the amounts of their respective Loans and Commitments in respect of which such payment is made, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Administrative Agent) to such Bank, in each case to be applied in accordance with the terms of this Agreement.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times
(ii) the amount of such Bank's Revolving Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date such amount is distributed to such Bank to the date on which such Bank's

Revolving Percentage of such payment shall have become immediately available to the Administrative Agent and the denominator of which is 360.

     SECTION 4.3. Taxes. (a) Any and all payments by the Borrower hereunder or under the Loan Documents shall be made free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, net income taxes, branch profits taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction (or political subdivision thereof) of the government or taxing authority imposing such tax and the Administrative Agent or such Bank other than a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.3) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such sums payable to any Bank with respect to any Taxes (i) that are attributable to such Bank's failure to comply with the requirements of Section 4.3(d) or (ii) that are United States withholding taxes imposed on sums payable to such Bank at the time such Bank becomes a party to this Agreement (or maintains a lending office), except to the extent that any such Bank's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 4.3. Whenever any Taxes or Other Taxes (as defined in Section 4.3(b)) are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Bank or Administrative Agent, as the case may be, either (A) official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of the Borrower confirming that such Taxes or Other Taxes have been paid, together with evidence of such payment.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Note or from the execution, delivery or registration of or otherwise with respect to, this Agreement, any other Loan Document, or the Loans and for which such Bank or the Administrative Agent (as the case may be) has not been otherwise reimbursed by the Borrower under this Agreement (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 4.3) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, including, without limitation or duplication, any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any failure by the Borrower to pay any Taxes or Other Taxes when due to the appropriate taxing authority or to remit to any Bank the receipts or other evidence of payment of Taxes or Other Taxes.

     (d) Each Bank registered in the Register that is not a U.S. Person as defined in Section 7701(a)(30) of the Code agrees that it will deliver to the Borrower and the Administrative Agent on the date hereof, or on the date which it becomes a party to this Agreement, two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI W-8EXP or W-8IMY (or other appropriate corresponding form) or any successor applicable form, as the case may be. Each such Bank also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form W-8BEN, W-8ECI, W-8EXP, or W-8IMY or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Administrative Agent. Each such Bank shall certify in the case of a Form W-8BEN, W-8ECI, W-8EXP, or W-8IMY that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, subject to notification to the Borrower otherwise pursuant to this Section 4.3(d). In the event that any such Bank fails to deliver any forms required under this Section 4.3(d), the Borrower's obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

     (e) If any Taxes or Other Taxes are not correctly or legally asserted and the Administrative Agent or any Bank determines, in its reasonable discretion, that it has received a refund of those Taxes or Other Taxes as to which it has been indemnified by the Borrower, the Administrative Agent or such Bank shall within 20 days after such refund pay to the Borrower the amount of such refund to the extent that the Borrower indemnified the Administrative Agent or such Bank for such Taxes or Other Taxes pursuant to this Section 4.3, net of any out-of-pocket costs of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     (f) The agreements in this Section 4.3 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that (i) in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.3 for any period before the date that is 120 days before the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower (other than any amounts as to which the ultimate amount of the reimbursement due could not then be determined) and (ii) nothing contained in this Section 4.3 shall require the Borrower to pay any amount to any Bank or the Administrative Agent in addition to that for which it has already reimbursed any Bank or the Administrative Agent under any other provision of this Agreement.

     SECTION 4.4. Sharing of Payments, Etc. If any Bank (a "Benefitted Bank") shall at any time receive any payment (other than pursuant to Section 3.4, 3.7, 4.1 or 4.3) of all or part of its Loans owing to it or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in
Section 8.1(g) or 8.1(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loans owing to it or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

     SECTION 4.5. Optional Termination or Reduction of the Commitments. (a) Unless previously terminated, the Commitments of the Banks to make Loans shall terminate on the Revolving Commitment Termination Date.

     (b) The Borrower shall have the right, without penalty or premium, upon at least three (3) Business Days' irrevocable written notice to the Administrative Agent (which shall give prompt notice to each Bank), to terminate in whole the Commitments or permanently, from time to time, to reduce ratably in part the unused portion of the Commitments, provided that (i) each partial reduction shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under
Section 4.6 by the Borrower on the effective date thereof, the Total Outstanding Loans then outstanding would exceed the Total Commitments then in effect.

     (c) Each reduction of Commitments pursuant to this Section 4.5 shall be applied pro rata to the Commitments of each Bank. If at any time, including after giving effect to any reduction of Commitments pursuant to this Section 4.5, the Total Outstanding Loans exceed the Total Commitments, the Borrower shall be obligated to prepay the Loans in the amount of such excess. Optional prepayments of the Loans may not be reborrowed.

     SECTION 4.6. Voluntary Prepayments. The Borrower may, upon written notice delivered to the Administrative Agent not later than 11:00 A.M. (New York City time) one (1) Business Day (or in the case of LIBOR Rate Loans, three (3) Business Days) prior to the date of prepayment stating the aggregate principal amount of the prepayment and the Loans to be prepaid, prepay the outstanding principal amounts of such Loans comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that losses incurred by any Bank under Section 3.7 shall be payable with respect to each such prepayment in the manner set forth in Section 3.7. Any such notice provided pursuant to this Section 4.6 shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments pursuant to this Section 4.6 with respect to any Tranche of LIBOR Rate Loans shall be in an aggregate principal amount equal to the lesser of (a) $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) the aggregate principal amount of such Tranche of LIBOR Rate Loans then outstanding, as the case may be; provided that no partial prepayment of any Tranche of LIBOR Rate Loans may be made if, after giving effect thereto,
Section 2.3 would be contravened. Partial prepayments with respect to the ABR Loans shall be made in an aggregate principal amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) the aggregate principal amount of ABR Loans then outstanding, as the case may be.

     SECTION 4.7. Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness for Borrowed Money shall be issued or incurred (including, without limitation, the issuance of any general mortgage bonds pursuant to the General Mortgage Indenture or of any first mortgage bonds pursuant to the Mortgage) by the Borrower or any of its Subsidiaries after the date hereof (other than Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within one (1) Business Day after such issuance or incurrence toward the prepayment of the Loans and the reduction of the Commitments as set forth in Section 4.7(c).

     (b) If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from the True-Up Securitization, within one (1) Business Day after receipt thereof, the Borrower shall, or shall cause the applicable Subsidiary to, apply such Net Cash Proceeds toward the prepayment of the Loans and the reduction of the Commitments as set forth in Section 4.7(c).

     (c) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 4.7 shall be applied (a) at any time prior to the Revolving Commitment Maturity Date, to reduce permanently the Total Commitments and (b) at any time on and after the Revolving Commitment Termination Date, to the prepayment of the Loans outstanding. Any reduction of the Total Commitments described in the foregoing sentence shall be accompanied by prepayment of the Loans to the extent, if any, that the Total Outstanding Loans exceed the amount of the Total Commitments as so reduced. The application of any prepayment pursuant to this Section 4.7 shall be made, first, to ABR Loans and, second, to LIBOR Rate Loans. Each prepayment of the Loans under this
Section 4.7 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

     SECTION 4.8. Mitigation of Losses and Costs. Any Bank claiming reimbursement from the Borrower under any of Sections 3.4, 3.7, 4.1 and 4.3 hereof shall use reasonable efforts (including, without limitation, if requested by the Borrower, reasonable efforts to designate a different lending office of such Bank) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Bank suffering (i) any economic disadvantage for which such Bank does not receive full indemnity from the Borrower under this Agreement or (ii) any legal or regulatory disadvantage.

     SECTION 4.9. Determination and Notice of Additional Costs and Other Amounts. (a) In determining the amount of any claim for reimbursement or compensation under Sections 3.4, 3.7 and 4.1, each Bank may use any reasonable averaging, attribution and allocation methods consistent with such methods customarily employed by such Bank in similar situations.

     (b) Each Bank or, with respect to compensation claimed by it pursuant to
Section 4.3, the Administrative Agent, as the case may be, will (i) use its best efforts to notify the Borrower through the Administrative Agent (in the case of each Bank) of any event occurring after the date of this Agreement promptly after the occurrence thereof and (ii) notify the Borrower through the Administrative Agent (in the case of each Bank) promptly after such Bank or the Administrative Agent, as the case may be, becomes aware of any event occurring after the date of this Agreement, in either case if such event (for purposes of this Section 4.8(b), a "Triggering Event") will entitle such Bank or the Administrative Agent, as the case may be, to compensation pursuant to Section 3.4, 3.7, 4.1 or 4.3, as the case may be. Each such notification of a Triggering Event shall be accompanied by a certificate of such Bank or the Administrative Agent, as the case may be, setting forth the calculations and justification in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Administrative Agent, as the case may be, as specified in
Section 3.4, 3.7, 4.1 or 4.3, as the case may be, and certifying that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities, which certificate shall be conclusive absent manifest error. The Borrower shall pay to the Administrative Agent for the account of such Bank or to the Administrative Agent for its own account, as the case may be, the amount shown as due on any such certificate within ten Business Days after its receipt of the same.

                                   ARTICLE V

                              CONDITIONS OF LENDING

     SECTION 5.1. Conditions Precedent to Loans. The agreement of each Bank to make the initial Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loans on the Closing Date, of the following conditions precedent:

     (a) The Administrative Agent (or its counsel) shall have received (i) this Agreement duly executed by the Borrower and each Bank and (ii) the Pledge Agreement executed and delivered by the Borrower.

     (b) The Administrative Agent (or its counsel) shall have received a certificate dated as of the Closing Date of the Secretary or an Assistant Secretary of the Borrower certifying (i) the names and true signatures of the Responsible Officers of the Borrower authorized to sign each

Loan Document to which the Borrower is a party and the notices and other documents to be delivered by the Borrower pursuant to any such Loan Document;
(ii) the operating agreement and certificate of formation of the Borrower as in effect on the date of such certification; (iii) the resolutions of the Board of Directors or equivalent thereof of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of each Loan Document to which it is a party and any Notes from time to time issued hereunder and authorizing the borrowings and other transactions contemplated hereunder and
(iv) that all material authorizations, approvals and consents by any Governmental Authority or other Person necessary in connection with the execution, delivery and performance of the Loan Documents and any other regulatory approvals in respect thereof required to be obtained prior to the Closing Date, have been obtained and are in full force and effect.

     (c) The Administrative Agent shall have received an executed legal opinion, dated the Closing Date, of (i) Baker Botts LLP, special counsel to the Borrower and (ii) Rufus Scott, Esq., deputy general counsel of the Borrower. Each such legal opinion shall cover such matters incident to the transactions contemplated by the Loan Documents as the Administrative Agent may reasonably require and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

     (d) The Administrative Agent (or its counsel) shall have received a certificate dated on or about the Closing Date of the Secretary of State of the State of Texas as to the existence and good standing of the Borrower.

     (e) The Administrative Agent shall have received satisfactory evidence that
(i) the Existing CenterPoint Credit Agreement shall concurrently be terminated and all amounts owing thereunder shall concurrently be paid or refinanced in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith, and the Borrower shall have delivered such documentation with respect to the foregoing as the Administrative Agent shall reasonably request.

     (f) The effectiveness, substantially concurrent with the effectiveness of this Agreement, of (i) the $200,000,000 credit facility arranged by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as global coordinators, for the Borrower and (ii) the $1,000,000,000 credit facility arranged by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as global coordinators, for CenterPoint.

     (g) All governmental and third-party approvals necessary in connection with the execution, delivery and performance by the Borrower of the Loan Documents shall have been obtained and be in full force and effect, including without limitation receipt of a financing order from the SEC.

     (h) The Administrative Agent shall have received all financial statements and other information as the Administrative Agent shall reasonably request, including projections and pro forma balance sheets adjusted to give effect to the financing contemplated hereby and the other financings described in clause
(f) above, and such financial statements shall not, in the reasonable judgment of the Banks, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

     (i) The Administrative Agent shall have received all fees required to be paid on or before the Closing Date.

     (j) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Facility shall be in form and substance reasonably satisfactory to the Administrative Agent.

     The Administrative Agent shall notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding.

     SECTION 5.2. Conditions Precedent to Each Borrowing. The obligation of each Bank to make each Loan (including, to the extent relevant, the initial Loans hereunder) is subject to the satisfaction of the following conditions precedent:

     (a) On or prior to the date of the making of such Loan, the Administrative Agent shall have received from the Borrower a Notice of Borrowing in accordance with the terms of this Agreement.

     (b) The representations and warranties of the Borrower contained in Section
6.1 of this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date and, except at any time after the Closing Date, the representations and warranties contained in Sections 6.1(j) and (k)), before and after giving effect to such Loan, and to the application of the proceeds therefrom, as though made on and as of such date.

     (c) No Default or Event of Default shall have occurred and be continuing or would result from such Loan.

     (d) The Administrative Agent having received satisfactory evidence that (i) an aggregate principal amount outstanding under the Existing Credit Agreement shall have been repaid (or the proceeds of the Loans shall be applied to pay an aggregate principal amount under the Existing Credit Agreement) in the principal amount of the Loans being requested on the date of such Loan and, if all outstanding amounts under the Existing Credit Agreement are being repaid in full, the Existing Credit Agreement shall have been terminated and (ii) satisfactory arrangements shall have been made for the termination of all liens granted in connection with the amounts being repaid under the Existing Credit Agreement and, if all outstanding amounts under the Existing Credit Agreement are being repaid in full, all liens granted in connection with the Existing Credit Agreement shall have been terminated.

     (e) The Administrative Agent having received general mortgage bonds in an aggregate principal amount equal to at least the aggregate principal amount of the Loans being requested on the date of such Loan and an opinion of counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, in respect of the Collateral, and all documents and instruments required to create a perfected security interest therein, prior and superior in right to any other Person, shall have been executed and be in proper form for filing.

     (f) Each of the giving of any applicable Notice of Borrowing or the acceptance by the Borrower of the proceeds of each Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Loan that the conditions contained in this Section 5.2 have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.1. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) Organizational Status of the Borrower. The Borrower (i) is validly organized and existing as a limited liability company and in good standing under the laws of its jurisdiction of formation; (ii) is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect, and (iii) has the corporate or other requisite power and authority to conduct its business, as presently conducted.

     (b) Organizational Status of Significant Subsidiaries of the Borrower. Each Significant Subsidiary of the Borrower (i) is validly organized and existing and in good standing under the laws of the jurisdiction of its organization and is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect and (ii) has the corporate, partnership or other requisite power and authority to conduct its business, as presently conducted, except where the failure to have such power and authority, individually or in the aggregate, would not have a Material Adverse Effect.

     (c) Organizational Powers. The Borrower has the corporate or other requisite power to execute, deliver and perform and comply with its obligations under this Agreement, any Notes and the other Loan Documents to which it is a party. This Agreement has been, and each other Loan Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower.

     (d) Authorization, No Conflict, Etc. The borrowings by the Borrower contemplated by this Agreement, the execution and delivery by the Borrower of this Agreement and the other Loan Documents to which it is a party and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all requisite corporate or other requisite action on the part of the Borrower and do not and will not (i) violate any law, any order to which the Borrower or any Restricted Subsidiary of the Borrower is subject of any court or other

Governmental Authority, or the articles of incorporation or bylaws or other organizational documents (each as amended from time to time) of the Borrower or any Restricted Subsidiary of the Borrower; (ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both, or any other condition) a default under, any indenture, loan agreement or other agreement to which the Borrower or any Restricted Subsidiary of the Borrower is a party or by which the Borrower or any Restricted Subsidiary of the Borrower, or any of their respective Property, is bound (except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not have or would not have a Material Adverse Effect); or (iii) result in, or require, the creation or imposition of any material Lien upon any of the Properties of the Borrower or any Significant Subsidiary not permitted under this Agreement.

     (e) Governmental Approvals and Consents. No authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of, or for the Borrowings under, this Agreement and the other Loan Documents to which it is a party, except those that have been obtained.

     (f) Obligations Binding. This Agreement and the other Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement by any party other than the Borrower), except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (g) Use of Proceeds, Margin Stock. The proceeds of the Loans will be used by the Borrower solely to repay the amounts outstanding under the Existing Credit Agreement. Neither the Borrower nor any Restricted Subsidiary of the Borrower is principally engaged in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan made to the Borrower will be used for any purpose that would violate the provisions of the margin regulations of the Board.

     (h) Title to Properties. The issued and outstanding Capital Stock owned by the Borrower of each of its Significant Subsidiaries whether such stock is owned directly or indirectly through one or more of its Subsidiaries, is owned free and clear of any Lien. In addition, each of the Borrower and each Significant Subsidiary has good title to the Properties reflected in the financial statements referred to in Section 6.1(m) and in any financial statements delivered pursuant to Section 7.1(a), except for such Properties that have been disposed of subsequent to the dates of the balance sheets included in such financial statements and that are no longer used or useful in the conduct of the business of the Borrower or any Significant Subsidiary or that have been disposed of pursuant to Section 7.2(b) or (c) or that have been disposed of in the ordinary course of their respective business, and all such Properties are free and clear of any Lien except Liens permitted under this Agreement.

     (i) Investment Company Act. Neither the Borrower nor any Restricted Subsidiary of the Borrower is an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

     (j) Material Adverse Change. Since December 31, 2003, there has been no event, development or circumstance that, as of the Closing Date, has or would reasonably be expected to have a Material Adverse Effect.

     (k) Litigation. As of the Closing Date, there is no litigation, action, suit, investigation or other legal or governmental proceeding pending or, to the best knowledge of the Borrower, threatened, at law or in equity, or before or by any arbitrator or Governmental Authority (i) relating to the transactions under this Agreement or under any other Loan Document or (ii) in which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect.

     (l) ERISA. Neither the Borrower nor any Significant Subsidiary has incurred any material liability or deficiency arising out of or in connection with (i) any Reportable Event or "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multiemployer Plan or (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (i) above. In addition, no Multiemployer Plan is in Reorganization or is Insolvent, where such Reorganization or Insolvency, individually or when aggregated with the events described in the first sentence of this Section 6.1(l), is likely to result in a material liability or deficiency of the Borrower or any Significant Subsidiary. As used in this
Section 6.1(1), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this
Section 6.1(1) at any one time outstanding, individually and in the aggregate, is less than $25,000,000.

     (m) Financial Statements. The consolidated financial statements of the Borrower as of and for the nine months ended September 30, 2004 filed with the SEC with the Borrower's 10-Q for the period then ended, copies of which have been delivered to the Banks, present fairly in all material respects the consolidated financial condition and results of operations of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries as of such date and for the period then ended, in conformity with, as applicable, GAAP and, except as otherwise stated therein, consistently applied (in the case of such unaudited statements, subject to year-end adjustments and the exclusion of detailed footnotes).

     (n) Accuracy of Information. None of the documents or written information (excluding estimates, financial projections and forecasts) provided by the Borrower to the Banks in connection with or pursuant to this Agreement or the other Loan Documents contains as of the date thereof or will contain as of the date thereof any untrue statement of a material fact or omits or will omit to state as of the date thereof a material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Borrower and its Subsidiaries) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, as a whole. The estimates, financial projections and forecasts furnished to the Banks by the Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that the Borrower believed to be reasonable as of the date of such information; it being recognized by the Banks that such estimates, financial projections and forecasts as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such estimates, financial projections and forecasts may differ from the projected results set forth therein by a material amount.

     (o) No Violation. The Borrower is not in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

     (p) Subsidiaries. Schedule 6.1(p) attached hereto sets forth each Significant Subsidiary as of the date hereof. Except as disclosed on Schedule 6.1(p), as of the date hereof the Borrower owns, directly or indirectly through one or more of its Subsidiaries, all of the outstanding Capital Stock of each Significant Subsidiary, in each case free and clear of any Liens not permitted under this Agreement.

     (q) Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges (other than any Liens or claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

     (r) Pledge Agreement. The Pledge Agreement is effective to create in favor of the collateral agent thereunder, for the benefit of the Banks, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When certificates representing the Collateral are delivered to the Administrative Agent or when financing statements in appropriate form are filed with the appropriate office in the State of Texas, upon execution thereof, the Pledge Agreement shall constitute a fully perfected lien in, and security interest in, all right, title and interest in the Collateral, prior and superior in right to any other Person.

                                  ARTICLE VII

                       AFFIRMATIVE AND NEGATIVE COVENANTS

     SECTION 7.1. Affirmative Covenants. The Borrower covenants that, as long as any amount is owing hereunder or under any other Loan Documents, or any Bank shall have any Commitment outstanding under this Agreement:

     (a) Delivery of Financial Statements, Notices and Certificates. The Borrower shall deliver to the Administrative Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

          (i) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Borrower (beginning with fiscal 2004), a consolidated balance sheet of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries as of the end of such fiscal year and the related statements of consolidated income, retained earnings and cash flows prepared in conformity with GAAP consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by the Borrower (which requirement may be satisfied by delivering the Borrower's Annual Report on Form 10-K with respect to such fiscal year as filed with the SEC);

          (ii) as soon as practicable and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower (beginning with the quarter ending March 31, 2005), unaudited consolidated financial statements of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries consisting of at least consolidated balance sheets as at the close of such quarter and statements of consolidated income, retained earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (which requirement may be satisfied by delivering the Borrower's Quarterly Report on Form 10-Q with respect to such fiscal quarter as filed with the
     SEC); such financial statements shall be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such unaudited financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries as of such date for the period then ending, and have been prepared in conformity with GAAP in a manner consistent with the financial statements referred to in paragraph (a)(i) above (subject to year-end adjustments and exclusion of detailed footnotes);

          (iii) with each set of statements to be delivered pursuant to Sections 7.1(a)(i) and (ii) above, a certificate in a form reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower confirming compliance with Section 7.2(a) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements and stating that no Default or Event of Default has occurred and is continuing or, if there is any Default or Event of Default, describing it and the steps, if any, being taken to cure it; and

          (iv) (A) within ten days of the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form, (y) Current Reports on Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-Q or 10-K or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by the Borrower with the SEC; (B) promptly, and in any event within seven (7) Business Days after a Responsible Officer of the Borrower becomes aware of the occurrence thereof, written notice of (x) any Event of Default or any Default, (y) the institution of (I) any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any Restricted Subsidiary of the Borrower as to which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect on the Borrower or (II) any other final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any Significant Subsidiary of the Borrower (1) in the True-Up Litigation or (2) that would have a Material Adverse Effect or (z) the incurrence by the Borrower or any Significant Subsidiary of a material liability or deficiency not permitted under this Agreement, or the existence of an event that could reasonably be expected to result in a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan, (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that, as used in this clause (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $25,000,000; (C) with each set of statements delivered pursuant to Section 7.1(a)(i), a certificate signed by a Responsible Officer of the Borrower identifying those Subsidiaries which, determined as of the date of such financial statements, are Significant Subsidiaries and Unrestricted Subsidiaries; and (D) such other information relating to the Borrower or its business, properties, condition and operations as the Administrative Agent (or any Bank through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to the foregoing Sections 7.1(a)(i), (ii), and (iv)(A) shall be deemed to have been delivered on the date on which the Borrower provides notice (including notice by e-mail) to the Administrative Agent (which notice the Administrative Agent will convey promptly to the Banks) that such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 7.1(a)(iii) and
(ii) the Borrower shall deliver paper copies of such information to the Administrative Agent, and the Administrative Agent shall deliver paper copies of such information to any Bank that requests such delivery.

     (b) Use of Proceeds. The Borrower will use the proceeds of any Loan made by the Banks to it for the purposes set forth in Section 6.1(g), and it will not use the proceeds of any Loan made by the Banks for any purpose that would violate the provisions of the margin regulations of the Board. The Borrower will not, and will not permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock.

     (c) Existence; Laws. The Borrower will and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises (except to the extent otherwise permitted by Sections 7.2(c) or 7.2(e)) and (ii) to comply with all laws and regulations applicable to it, except in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (d) Maintenance of Properties. The Borrower will, and will cause each Significant Subsidiary to, preserve and maintain all of its Property that is material to the conduct of its business, provided, however, that nothing in this
Section 7.1(d) shall prevent (a) the Borrower or any of its Significant Subsidiaries from selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of the Borrower that is not a Significant Subsidiary), the retention of which in the good faith judgment of the Borrower or such Significant Subsidiary is inadvisable or unnecessary to the business of the Borrower and its Subsidiaries, taken as a whole, or the failure to maintain would not reasonably be expected to have a Material Adverse Effect or (b) any other transaction that is expressly permitted by the terms of any other provision of this Agreement.

     (e) Maintenance of Business Line. The Borrower will maintain its fundamental business of providing services and products in the energy market.

     (f) Books and Records; Access. The Borrower will, and will cause each Significant Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities as required by GAAP. The Borrower will, and will cause each of its Significant Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Administrative Agent, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each Significant Subsidiary and to discuss the general business affairs of the Borrower and each of its Significant Subsidiaries with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety and security; provided, however, that neither the Borrower nor any of its Significant Subsidiaries shall be required to disclose to any Agent, any Bank or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

     (g) Insurance. The Borrower will and will cause each of its Significant Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations, or to the extent that the Borrower or such Significant Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

     (h) Corporate Rating. The Borrower will deliver to the Administrative Agent notice of any change by a Rating Agency in its credit or corporate rating promptly upon the effectiveness of such change.

     SECTION 7.2. Negative Covenants. The Borrower covenants that, so long as any amount is owing to the Banks hereunder or under any other Loan Documents or any Bank shall have any Commitment outstanding under this Agreement, the Borrower will not:

     (a) Financial Ratios.

          (i) Permit at any time the ratio of Consolidated Indebtedness at such time to Consolidated Capitalization for the most recently ended twelve-month period to exceed 68%.

          (ii) Permit at any time the ratio of Consolidated EBITDA for the most recently ended twelve-month period ending during any period set forth below to Adjusted Interest Expense for such period to be less than the ratio set forth below opposite such period:

                       PERIOD                                            RATIO
                       ------                                          ---------
Date hereof through December 31, 2005                                   1.75:1.0

January 1, 2006 through the Term Loan
Maturity Date                                                          2.00:1.00

     (b) Certain Liens. And will not permit any of its Restricted Subsidiaries to, pledge, mortgage, hypothecate or grant a Lien upon, or permit any mortgage, pledge, security interest or other Lien upon, any Property of the Borrower or any Restricted Subsidiary of the Borrower now or hereafter owned directly or indirectly by the Borrower; provided, however, that this restriction shall neither apply to nor prevent the creation or existence of:

          (i) Permitted Liens;

          (ii) (A) any Lien in existence on the date hereof; provided that no such Lien described in this clause (ii) encumbers any additional Property after the date hereof and that the principal amount of Indebtedness of the Borrower or any of its Subsidiaries secured thereby is not increased;

          (iii) Liens securing bonds issued after the Closing Date pursuant to the Original Mortgage (to the extent the proceeds thereof are used to replace, refund or refinance first mortgage bonds outstanding on the date hereof) or the General Mortgage Indenture (or second or subordinated, as the case may be, Liens in lieu thereof);

          (iv) Liens required to be granted pursuant to "equal and ratable" clauses existing on the date hereof under Contractual Obligations of the Borrower and its Restricted Subsidiaries (and extensions and renewals thereof);

          (v) Liens on fixed or capital assets and related inventory and intangible assets acquired, constructed, improved, altered or repaired by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower or of its Restricted Subsidiaries (other than repairs, renewals, replacements, additions, accessions, improvements and betterments thereto);

          (vi) Liens on Property and repairs, renewals, replacements, additions, accessions, improvements and betterments thereto existing at the time such Property is acquired by the Borrower or any Restricted Subsidiary and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the Property of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower and not created in contemplation of such Person becoming a Restricted Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

          (vii) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any Requirements of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of the Borrower or any of its Restricted Subsidiaries;

          (viii) rights reserved to or vested in (or exercised by) any Governmental Authority to control, regulate or use any Property of a Person or its activities, including zoning, planning and environmental laws and ordinances and municipal regulations;

          (ix) Liens on Property of the Borrower or any of its Restricted Subsidiaries securing non-recourse Indebtedness of the Borrower or any such Restricted Subsidiary;

          (x) Liens on the stock or assets of Securitization Subsidiaries

          (xi) any extension, renewal or refunding of any Lien permitted by clauses (i) through (x) above on the same Property previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding, unless such Indebtedness is permitted under Section 7.2(a);

          (xii) Liens on cash collateral to secure obligations of the Borrower and its Restricted Subsidiaries in respect of cash management arrangements with any Bank or Affiliate thereof;

          (xiii) Liens securing the Facility; and

          (xiv) Liens not otherwise permitted by this Section 7.2(b) securing Indebtedness of the Borrower and its Restricted Subsidiaries so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed at the time of incurrence of such obligations (including any such incurrence resulting from any extension, renewal or refunding of such obligations), as to the Borrower and all of its Restricted Subsidiaries, 10% of Net Tangible Assets.

     (c) Consolidation, Merger or Disposal of Assets. And will not permit any Significant Subsidiary to, (i) consolidate with, or merge into or amalgamate with or into, any other Person; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person; provided, however, that nothing contained in this Section 7.2(c) shall prohibit (A) a merger involving a Subsidiary of the Borrower (including mergers to reincorporate or change the domicile of such Subsidiary) if any Wholly-Owned Significant Subsidiary of the Borrower is the surviving entity thereof; (B) the liquidation, winding up or dissolution of a Significant Subsidiary of the Borrower if all of the Properties of such Significant Subsidiary are conveyed, transferred or distributed to the Borrower or a Person that after giving effect to such transaction is a Wholly-Owned Significant Subsidiary of the Borrower;
(C) the conveyance, sale, transfer or other disposal of all or substantially all (or any lesser portion) of the Properties of any Significant Subsidiary of the Borrower to the Borrower or a Person that after giving effect to such transaction is a Wholly-Owned Significant Subsidiary of the Borrower; or (D) the transfer of assets in connection with the issuance of Securitization Securities; provided that, in each case, immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing.

     (d) Sale of Significant Subsidiary Stock. And will not permit the sale, assignment, transfer or other disposal of any of the Capital Stock of any Significant Subsidiary. Notwithstanding the foregoing provisions of Section 7.2(c) or this Section 7.2(e), (x) the Borrower or any Significant Subsidiary may sell, assign, transfer or otherwise dispose of (i) any of the Capital Stock of any Significant Subsidiary to the Borrower or to a Wholly-Owned Subsidiary of the Borrower that constitutes a Significant Subsidiary after giving effect to such transaction; (ii) the Texas Genco Stock; and (iii) any of the Capital Stock of any Subsidiary that is not a Significant Subsidiary and (y) any Significant Subsidiary shall have the right to issue, sell, assign, transfer or otherwise dispose of for value its preference or preferred stock in one or more bona fide transactions to any Person; provided that immediately before and after giving effect to any such Disposition described in the foregoing clauses
(x) and (y), no Event of Default or Default shall have occurred and be continuing.

     (e) Agreements Restricting Dividends. And will not permit any Significant Subsidiary to enter into, incur or permit to exist any agreement or other consensual arrangement that explicitly prohibits or restricts the payment by any Significant Subsidiary of dividends or other distributions with respect to any shares of its Capital Stock; provided that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Significant Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided further, that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof, any amendment or modification thereof (other than an amendment or modification expanding the scope of any such restriction or condition and any restrictions or conditions) that (x) replace restrictions or conditions existing on the date hereof and (y) are substantially similar to such existing restriction or condition, (iii) restrictions (including any extension of such restrictions that does not expand the scope of any such restrictions) existing at the time at which any such Subsidiary first becomes a Significant Subsidiary, so long as such restriction was in existence prior to such time in accordance with the other provisions of this Agreement and was not agreed to or incurred in contemplation of such change of status and (iv) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

     (f) Certain Investments, Loans, Advances, Guarantees and Acquisitions. And will not permit any of its Significant Subsidiaries to purchase or acquire (including pursuant to any merger) any Capital Stock, evidence of indebtedness or other securities of or other interest in (including any option, warrant or other right to acquire any of the foregoing), make any loans or advances to, Guarantee any obligations of, or make any investment or other interest in or capital contribution to any Unrestricted Subsidiary or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any Unrestricted Subsidiary constituting a business unit, (any of the foregoing, an "Investment") at any time if the aggregate amount of net tangible assets of all Unrestricted Subsidiaries at such time exceeds, or would exceed as a result of any such Investment, 10% of the Net Tangible Assets.

     SECTION 7.3. Borrower's Accounting Reorganization.

     (a) The Borrower has advised the Banks that it is considering an accounting reorganization of its operations and corporate structure that would involve the extinguishment of a negative retained earnings balance and the restatement of its assets and its liabilities to their fair values (the "Accounting Reorganization").

     (b) In the event that the Accounting Reorganization occurs, the Borrower shall notify the Administrative Agent thereof and notwithstanding any of the terms, conditions or provisions of this Agreement or the other Loan Documents to the contrary, compliance with the financial covenants, standards, terms and conditions in this Agreement and the Loan Documents shall be based on the performance by the Borrower and its Subsidiaries therewith as though the Accounting Reorganization had not occurred and the Borrower shall deliver, together with the certificates required under Section 7.1(a)(iii), pro forma financial statements prepared on the basis that the Accounting Reorganization had not occurred.

     (c) In addition, the Borrower may request various amendments to the covenants, representations, Events of Defaults and the other standards, terms and conditions of this Agreement and the Loan Documents. If so requested, the Borrower and the Banks agree to enter into negotiations in order to amend such provisions (with the agreement of the Majority Banks or, if required by Section 10.1, all of the Banks) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's and its Restricted Subsidiaries' financial condition shall be the same after the Accounting Reorganization as if such Accounting Reorganization had not occurred. Each of the Banks agrees to consider these requests and proposed amendments in good faith and agrees not to unreasonably withhold or delay its consent to such amendments. Unless and until such provisions have been so amended, Section 7.3(b) shall govern the Borrower's compliance with this Agreement and the Loan Documents.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

     (a) Non-Payment of Principal, Interest and Commitment Fee. The Borrower fails to pay, in the manner provided in this Agreement, (i) any principal payable by it hereunder when due or (ii) any interest payment or any Commitment Fee payable by it hereunder within five (5) Business Days after its due date; or

     (b) Non-Payment of Other Amounts. The Borrower fails to pay, in the manner provided in this Agreement, any other amount (other than the amounts set forth in Section 8.1(a) above) payable by it hereunder within ten (10) Business Days after notice of such payment is received by the Borrower from the Administrative Agent; or

     (c) Breach of Representation or Warranty. Any representation or warranty by the Borrower in Section 6.1, in any other Loan Document or in any certificate, document or instrument delivered by the Borrower under this Agreement shall have been incorrect in any material respect when made or when deemed hereunder to have been made; or

     (d) Breach of Certain Covenants. Borrower fails to perform or comply with any one or more of its obligations under Section 7.1(a)(iv)(B)(x), Section 7.2 or Section 4 of the Pledge Agreement; or

     (e) Breach of Other Obligations. Borrower does not perform or comply with any one or more of its other obligations under this Agreement (other than those set forth in Section 8.1(a), (b) or (d) above) or under any other Loan Document and such failure to perform or comply shall not have been remedied within 30 days after the earlier of notice thereof to it by the Administrative Agent or the Majority Banks or discovery thereof by a Responsible Officer of the Borrower; or

     (f) Other Indebtedness. (i) The Borrower or any Significant Subsidiary fails to pay when due (either at stated maturity or by acceleration or otherwise but subject to applicable grace periods) any principal or interest in respect of any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt (other than Indebtedness of the Borrower under this Agreement) if the aggregate principal amount of all such Indebtedness for which such failure to pay shall have occurred and be continuing exceeds $50,000,000 or (ii) any default, event or condition shall have occurred and be continuing with respect to any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt of the Borrower or any Significant Subsidiary (other than Indebtedness of the Borrower under this Agreement), the effect of which default, event or condition is to cause, or to permit the holder thereof to cause, (A) such Indebtedness to become due prior to its stated maturity (other than in respect of mandatory prepayments required thereby) or (B) in the case of any Guarantee of Indebtedness for Borrowed Money of any Person or Junior Subordinated Debt by the Borrower or any of its Significant Subsidiaries the primary obligation (as such term is defined in the definition of "Guarantee" in Section 1.1) to which such Guarantee relates to become due prior to its stated maturity, if the aggregate amount of all such Indebtedness or primary obligations (as the case may be) that is or could be caused to be due prior to its stated maturity exceeds $50,000,000; or

     (g) Involuntary Bankruptcy, Etc. (i) There shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action (A) seeking a decree or order for relief in respect of the Borrower or any Significant Subsidiary under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law, (B) seeking a decree or order adjudging the Borrower or any Significant Subsidiary a bankrupt or insolvent,
(C) except as permitted by Section 7.2(c)(ii), seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief of or in respect of the Borrower or any Significant Subsidiary or their respective debts under any applicable domestic or foreign law or (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Significant Subsidiary or of any substantial part of their respective Properties, or the liquidation of their respective affairs, and such petition is not dismissed within 90 days or (ii) a decree, order or other judgment is entered in respect of any of the remedies, reliefs or other matters for which any petition referred to in (i) above is presented or (iii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 90 days from the entry thereof; or

     (h) Voluntary Bankruptcy, Etc. (i) The commencement by the Borrower or any Significant Subsidiary of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law (A) seeking to have an order of relief entered with respect to it,
(B) seeking to be adjudicated a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts under any applicable domestic or foreign law or (D) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any Significant Subsidiary of any substantial part of its Properties; or (ii) the making by the Borrower or any Significant Subsidiary of a general assignment for the benefit of creditors; or (iii) the Borrower or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause (i) or (ii) above or in Section 8.1(g); or
(iv) the admission by the Borrower or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due or the failure by the Borrower or any Significant Subsidiary generally to pay its debts as such debts become due; or

     (i) Enforcement Proceedings. A final judgment or decree for the payment of money (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) which, together with all other such judgments or decrees against the Borrower or any Significant Subsidiary then outstanding and unsatisfied, exceeds $25,000,000 in aggregate amount shall be rendered against the Borrower or any Significant Subsidiary and the same shall remain undischarged for a period of 60 days, during which the execution thereon shall not effectively be stayed, released, bonded or vacated; or

     (j) ERISA Events. The Borrower or any Significant Subsidiary shall incur any liability arising out of (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) the occurrence of any "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of the Borrower or any Commonly Controlled Entity, (C) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee which would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (D) the termination of any Single Employer Plan for purposes of Title IV of ERISA, (E) withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) the occurrence of any other event or condition with respect to a Plan, and any of such items (A) through (F) above results in or would reasonably be expected to result in a material liability or deficiency of the Borrower or any Significant Subsidiary; provided, however, that for purposes of this Section 8.1(j), any liability or deficiency of the Borrower or any Significant Subsidiary shall be deemed not to be material so long as the sum of all liabilities or deficiencies referred to in this Section 8.1(j) at any one time outstanding, individually and in the aggregate, is less than $25,000,000; or

     (k) Change in Control. A Change in Control shall have occurred; or

     (l) Pledge Agreement. (i) The Pledge Agreement shall cease, for any reason (other than in accordance with its terms), to be in full force and effect or the Borrower or any Affiliate of the Borrower shall so assert (other than in accordance with its terms), or (ii) any Lien created by the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than in accordance with its terms).

     SECTION 8.2. Cancellation/Acceleration. If at any time and for any reason (whether within or beyond the control of any party to this Agreement):

     (a) either of the Events of Default specified in Section 8.1(g) or 8.1(h) occurs with respect to the Borrower, then automatically:

          (i) the Commitments shall immediately be cancelled; and

          (ii) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement or any other Loan Document shall become immediately due and payable; or

     (b) any other Event of Default specified in Section 8.1 occurs and, while such Event of Default is continuing, the Administrative Agent, having been so instructed by the Majority Banks, by notice to the Borrower shall so declare that:

          (i) the Commitments shall immediately be cancelled; and/or

          (ii) either (A) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement or any other Loan Document shall become immediately due and payable or (B) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement or any other Loan Document shall become due and payable at any time thereafter immediately on demand by the Administrative Agent (acting on the instructions of the Majority Banks).

Except as expressly provided above in this Section 8.2, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind whatsoever are hereby expressly waived by the Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

     SECTION 9.1. Appointment. Each Bank hereby irrevocably designates and appoints Citibank, N.A. as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Citibank, N.A., as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, (a) the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and (b) the other Agents and the Lead Arrangers shall not have any duties or responsibilities hereunder, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties,


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
obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the other Agents or the Lead Arrangers.

     SECTION 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 9.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any other Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     SECTION 9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks (or, if so specified by this Agreement, all Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Banks (or, if so specified by this Agreement, all Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the amounts owing hereunder.

     SECTION 9.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     SECTION 9.6. Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agent, attorneys-in-fact or Affiliates.

     SECTION 9.7. Indemnification. The Banks agree to indemnify the Agents and the Lead Arrangers in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective applicable Revolving Percentages in effect on the date on which indemnification is sought under this
Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of all amounts owing hereunder and the termination of the Commitments) be imposed on, incurred by or asserted against the Agents or the Lead Arrangers, as the case may be, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agents or the Lead Arrangers, as the case may be, under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agents' or the Lead

Arrangers', as the case may be, gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of all amounts payable hereunder.

     SECTION 9.8. Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and its Commitment hereunder, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include the each Agent in its individual capacity.

     SECTION 9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of any amounts payable hereunder; provided that if an Event of Default has occurred and is continuing, no consent of the Borrower shall be required. If a successor Administrative Agent shall not have been so appointed within said 30-day period, the Administrative Agent may then appoint a successor Administrative Agent who shall be a financial institution engaged or licensed to conduct banking business under the laws of the United States with an office in New York City and that has total assets in excess of $500,000,000 and who shall serve as Administrative Agent until such time, if any, as an Administrative Agent shall have been appointed as provided above. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     Notwithstanding anything to the contrary contained herein, no Bank identified as an "Agent", "Arranger" or "Global Coordinator" other than the Administrative Agent, shall have the right, power, obligation, liability, responsibility or duty under this Agreement or any Loan Document other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or not taking action hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an instrument or instruments in writing executed in accordance with the provisions of this Section 10.1. The Majority Banks may, or, with the written consent of the Majority Banks, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Banks or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

          (i) reduce the amount or extend the scheduled date of maturity of any Note or Loan, or reduce the stated rate of any interest or fee (including the prepayment premium provided for in Section 4.6) payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Bank's Commitments, in each case without the consent of each Bank directly affected thereby;

          (ii) amend, modify or waive any provision of this Section or of
     Section 4.2 in a manner that would alter the pro rata sharing of payments required thereby, or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Banks; or

          (iii) amend, modify or waive any provision of Article IX without the written consent of the then Administrative Agent.

          Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Administrative Agent and all future holders of the amounts payable hereunder. In the case of any waiver (to the extent specified therein), the Borrower, the Banks, and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     SECTION 10.2. Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile followed by any original sent by mail or delivery), and, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in
Schedule 1.1(A) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the amounts payable hereunder:


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
          Borrower:       1111 Louisiana
                          Houston, Texas 77002
          Attention:      Linda Geiger
                          Assistant Treasurer
          Telecopy:       (713) 207-3301

          With a copy to: Marc Kilbride
                          Treasurer
          Telecopy:       (713) 207-3301

          The
          Administrative
          Agent:          Citibank, N.A.
                          2 Penns Way, Suite 100, 2nd Floor
                          New Castle, DE 197200
          Attention:      Elizabeth Wier
          Telecopy:       (212) 994-0961

          With a copy to: Citibank, N.A.
                          388 Greenwich Street, 21st Floor
                          New York, New York 10013
          Attention:      Nietzsche Rodricks
          Telecopy:       (212) 816-8098

provided that any notice, request or demand to or upon the Administrative Agent or the Banks shall not be effective until received.

     SECTION 10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 10.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

     SECTION 10.5. Payment of Expenses and Taxes; Indemnity. The Borrower agrees
(a) to pay all reasonable out-of-pocket expenses of the Global Coordinators associated with the syndication of the Facility, (b) to pay or reimburse the Administrative Agent and its Affiliates for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution and delivery of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, special counsel to the Administrative Agent (but excluding the fees or expenses of any other counsel), (c) to pay or reimburse the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of the special counsel to the Administrative Agent, (d) to pay or reimburse each Bank for all its costs and expenses incurred in connection with the enforcement, or at any time after the occurrence and during the continuance of a Default or an Event of Default the preservation, of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to such Bank, (e) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees, if any, and any and all liabilities (for which each Bank has not been otherwise reimbursed under this Agreement) with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (f) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Global Coordinator, each Lead Arranger, each Bank and each Agent together with their respective directors, officers, employees, agents, trustees, advisors and affiliates (collectively, "Indemnified Persons") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation, all fees and expenses of counsel to any indemnified person) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes or the other Loan Documents, the transactions contemplated by this Agreement, any Notes or the other Loan Documents, or the use, or proposed use, of proceeds of the Loans (all the foregoing in this clause (f), collectively, the "Indemnified Liabilities"); provided that the Borrower shall have no obligation hereunder to an Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person, AND PROVIDED FURTHER THAT IT IS THE INTENTION OF THE BORROWER TO INDEMNIFY THE INDEMNIFIED PERSONS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     SECTION 10.6. Effectiveness, Successors and Assigns, Participations; Assignments. (a) This Agreement shall become effective on the date hereof and thereafter shall be binding upon and inure to the benefit of the Borrower, the Banks, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

     (b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or Bank Affiliates (a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan and Commitment or other interest for all purposes under this Agreement and the other Loan Documents, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents and except with respect to the matters set forth in
Section 10.1, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank's voting rights hereunder. The Borrower agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of Sections 3.4, 3.7, 4.1 and 4.3 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that
(i) no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred and (ii) each such sale of participating interests shall be to a "qualified purchaser", as such term is defined under the Investment Company Act of 1940. Except as expressly provided in this Section 10.6(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents.

     (c) Except as set forth below, the Banks shall be permitted to assign all or a portion of their Loans and Commitments to one or more financial institutions ("Purchasing Banks") with the consent, not to be unreasonably withheld, of (a) the Borrower, unless (i) the Purchasing Bank is a Bank or a Bank Affiliate or (ii) an Event of Default has occurred and is continuing and
(b) the Administrative Agent, unless the assignment is from a Bank to its Bank Affiliate pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C (an "Assignment and Acceptance"), executed by such Purchasing Bank and such transferor Bank (and by the Borrower and the Administrative Agent, as applicable) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) such Purchasing Bank is a "qualified purchaser" as defined under the Investment Company Act of 1940, (ii) each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment of such Bank,
(iii) each such sale shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount representing the entire Commitment of such transferor
Bank) if such sale is not to an existing Bank and (iv) after giving effect to such sale, the transferor Bank shall (to the extent that it continues to have any Commitment hereunder) have a Commitment of not less than $5,000,000, provided that such amounts shall be aggregated in respect of each Bank and its Bank Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance (the "Transfer Effective Date"), (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with the Commitments as set forth therein and (ii) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Revolving Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (i) appropriate entries shall be made in the accounts of the transferor Bank and the Register evidencing such assignment and releasing the Borrower from any and all obligations to the transferor Bank in respect of the assigned Loan or Loans and (ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Purchasing Bank and the Register as required by Section 3.1 hereof. In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked "cancelled" and surrendered by the transferor Bank to the Administrative Agent for return to the Borrower.

     (d) The Administrative Agent shall maintain at its address referred to in
Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligations hereunder not evidenced by a Note, shall) treat, each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank Affiliate, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Acceptance on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

     (f) Each of the Banks and the Administrative Agent agrees to exercise its best efforts to keep, and to cause any third party recipient of the information described in this Section 10.6(f) to keep, any information delivered or made available by the Borrower to it (including any information obtained pursuant to Section 7.1), confidential from anyone other than Persons employed or retained by such party who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing shall prevent any Bank or the Administrative Agent from disclosing such information (i) to any other Bank or any Affiliate of any Bank,
(ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (iv) if such information has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which either the Administrative Agent, any Bank, the Borrower or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder,

(vii) to the Administrative Agent's or such Bank's, as the case may be, legal counsel, independent auditors and other professional advisors, or (viii) to any actual or proposed Participant, Purchasing Bank or pledgee (each, a "Transferee") that has agreed in writing to be bound by the provisions of this
Section 10.6(f). To the extent permitted by applicable law, in the event that any Bank or the Administrative Agent is legally requested or required to disclose any confidential information pursuant to clause (ii), (iii), or (v) of this Section 10.6(f), such party shall promptly notify the Borrower of such request or requirement prior to disclosure so that Borrower may seek an appropriate protective order and/or waive compliance with the terms of this Agreement. If, however, in the opinion of counsel for such party, such party is nonetheless, in the absence of such order or waiver, compelled to disclose such confidential information or otherwise stand liable for contempt or suffer possible censure or other penalty or liability, then such party may disclose such confidential information without liability to the Borrower; provided, however, that such party will use its best efforts to minimize the disclosure of such information. Subject to the exceptions above to disclosure of information, each of the Banks and the Administrative Agent agrees that it shall not publish, publicize, or otherwise make public any information regarding this Agreement or the transactions contemplated hereby without the written consent of the Borrower, in its sole discretion.

     (g) If, pursuant to this Section 10.6, any interest in this Agreement or any Loan is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to deliver to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI, or successor applicable forms (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (ii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to deliver to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and Borrower) a new Form duly executed and completed W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, upon the expiration or obsolescence of any previously delivered form in accordance with applicable U.S. laws and regulations and amendments, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Transferee from duly completing and delivering any such form with respect to it and such Transferee so advises the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Borrower).

     (h) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or Purchasing Bank for such Bank as a party hereto. The Borrower hereby agrees that, upon request of any Bank at any time and from time to time after the Borrower has made its initial Borrowing hereunder, the Borrower shall provide to such Bank, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit D evidencing the Loans owing to such Bank.

     SECTION 10.7. Setoff. In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Loans to which it is a party (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     SECTION 10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained with Borrower and the Administrative Agent.

     SECTION 10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 10.11. GOVERNING LAW. (a) THIS AGREEMENT AND ANY NOTES OR OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES AND ANY OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) Notwithstanding anything in Section 10.11(a) to the contrary, nothing in this Agreement or in any Note or any other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Banks and the Borrower agree that (i) if

Chapter 303 of the Texas Finance Code, as amended, is applicable to such determination, the weekly rate ceiling (formerly known as the indicated (weekly) rate ceiling in Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, as amended) as computed from time to time shall apply, provided that, to the extent permitted by such Article, the Administrative Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 346 of the Texas Finance Code, as amended (formerly found in Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended) shall not apply to this Agreement or any Note issued hereunder.

     SECTION 10.12. Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

     SECTION 10.13. Acknowledgments. The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any Notes and the other Loan Documents;

     (b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Banks, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture exists among the Banks or among the Borrower and the Banks.

     SECTION 10.14. Limitation on Agreements. All agreements between the Borrower, the Administrative Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Administrative Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent or any Bank shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Loans or the amounts owing on other obligations of the Borrower to the Administrative Agent or any Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Bank's Loans and the amounts owing on other obligations of the Borrower to the Administrative Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Administrative Agent or any Bank for the use, forbearance or detention of the indebtedness of the Borrower to the Administrative Agent or any Bank shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Loan shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal balance of any Loan below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 10.14 shall control and supersede every other provision of all Loan Documents.

     SECTION 10.15. Removal of Bank. Notwithstanding anything herein to the contrary, the Borrower may, at any time in its sole discretion, remove any Bank upon 15 Business Days' written notice to such Bank and the Administrative Agent (the contents of which notice shall be promptly communicated by the Administrative Agent to each other Bank), such removal to be effective at the expiration of such 15-day notice period; provided, however, that no Bank may be removed hereunder at a time when an Event of Default shall have occurred and be continuing. Each notice by the Borrower under this Section 10.15 shall constitute a representation by the Borrower that the removal described in such notice is permitted under this Section 10.15. Concurrently with such removal, the Borrower shall pay to such removed Bank all amounts owing to such Bank hereunder and under any other Loan Document in immediately available funds. Upon full and final payment hereunder of all amounts owing to such removed Bank, such Bank shall make appropriate entries in its accounts evidencing payment of all Loans hereunder and releasing the Borrower from all obligations owing to the removed Bank in respect of the Loans hereunder and surrender to the Administrative Agent for return to the Borrower any Notes of the Borrower then held by it. Effective immediately upon such full and final payment, such removed Bank will not be considered to be a "Bank" for purposes of this Agreement except for the purposes of any provision hereof that by its terms survives the termination of this Agreement and the payment of the amounts payable hereunder. Effective immediately upon such removal, the Commitments of such removed Bank shall immediately terminate. Such removal will not, however, affect the Commitments of any other Bank hereunder.

     SECTION 10.16. Officer's Certificates. It is not intended that any certificate of any officer of the Borrower delivered to the Administrative Agent or any Bank pursuant to this Agreement shall give rise to any personal liability on the part of such officer.

     SECTION 10.17. USA Patriot Act. Each Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by each Bank and the Administrative Agent to maintain compliance with the Patriot Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        CENTERPOINT ENERGY HOUSTON
                                        ELECTRIC, LLC


                                        By: /s/ Marc Kilbride
                                            ------------------------------------
                                            Name: Marc Kilbride
                                            Title: Vice President and Treasurer


                                        CITIBANK, N.A.,
                                        as Administrative Agent and as a Bank


                                        By: /s/ Judith Green
                                            ------------------------------------
                                            Name: Judith Green
                                            Title: Vice President


                                        DEUTSCHE BANK SECURITIES INC.,
                                        as Syndication Agent


                                        By: /s/ Richard Henshall
                                            ------------------------------------
                                            Name: Richard Henshall
                                            Title: Director


                                        By: /s/ Joel Makowsky
                                            ------------------------------------
                                            Name: Joel Makowsky
                                            Title: Director

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as Co-Documentation
                                        Agent


                                        By: /s/ Rotcher Watkins
                                            ------------------------------------
                                            Name: Rotcher Watkins
                                            Title: Managing Director

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        JPMORGAN CHASE BANK, N.A., as Co-
                                        Documentation Agent


                                        By: /s/ Robert W. Traband
                                            ------------------------------------
                                            Name: Robert W. Traband
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        ABN AMRO BANK N.V., as Co-
                                        Documentation Agent


                                        By: /s/ John D. Reed
                                            ------------------------------------
                                            Name: John D. Reed
                                            Title: Director


                                        By: /s/ R. Scott Donaldson
                                            ------------------------------------
                                            Name: R. Scott Donaldson
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        CITIBANK, N.A.


                                        By: /s/ Judith Green
                                            ------------------------------------
                                            Name: Judith Green
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        CREDIT SUISSE FIRST BOSTON,
                                        acting through its Cayman Islands Branch


                                        By: /s/ S. William Fox
                                            ------------------------------------
                                            Name: S. William Fox
                                            Title: Director


                                        By: /s/ David Dodd
                                            ------------------------------------
                                            Name: David Dodd
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        JPMorgan Chase Bank, N.A.


                                        By: /s/ Robert Traband
                                            ------------------------------------
                                            Name: Robert Traband
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        Southwest Bank of Texas


                                        By: /s/ Laif Afseth
                                            ------------------------------------
                                            Name: Laif Afseth
                                            Title: Senior Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By: /s/ Janine M. Shugan
                                            ------------------------------------
                                            Name: Janine M. Shugan
                                            Title: Authorized Signatory

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        Wells Fargo Bank, N.A.


                                        By: /s/ Michael B. Sullivan
                                            ------------------------------------
                                            Name: Michael B. Sullivan
                                            Title: Senior Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        Wachovia Bank N.A.


                                        By: /s/ Rotcher Watkins
                                            ------------------------------------
                                            Name: Rotcher Watkins
                                            Title: Managing Director

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        KEYBANK NATIONAL ASSOCIATION


                                        By: /s/ Keven D. Smith
                                            ------------------------------------
                                            Name: Keven D. Smith
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        The Bank of Tokyo-Mitsubishi, Ltd.
                                        Houston Agency, Dallas CBO


                                        By: /s/ Douglas M. Barnell
                                            ------------------------------------
                                            Name: Douglas M. Barnell
                                            Title: V.P. & Manager

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        BANK OF AMERICA, N.A.


                                        By: /s/ Daryl Patterson
                                            ------------------------------------
                                            Name: Daryl Patterson
                                            Title: Senior Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        ROYAL OF CANADA


                                        By: /s/ Linda M. Stephens
                                            ------------------------------------
                                            Name: Linda M. Stephens
                                            Title: Authorized Signatory

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        SUNTRUST BANK


                                        By: /s/ Kelley Brunson
                                            ------------------------------------
                                            Name: Kelley Brunson
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        Deutsche Bank AG New York Branch


                                        By: /s/ Richard Henshall
                                            ------------------------------------
                                            Name: Richard Henshall
                                            Title: Director


                                        By: /s/ Joel Makowsky
                                            ------------------------------------
                                            Name: Joel Makowsky
                                            Title: Director

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        Commerzbank, AG
                                        New York and Grand Cayman Branches


                                        By: /s/ Andrew Campbell
                                            ------------------------------------
                                            Name: Andrew Campbell
                                            Title: Senior Vice President


                                        By: /s/ Andrew Kjoller
                                            ------------------------------------
                                            Name: Andrew Kjoller
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        MERRILL LYNCH BANK USA


                                        By: /s/ Louis Alder
                                            ------------------------------------
                                            Name: Louis Alder
                                            Title: Director

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        The Bank of Nova Scotia


                                        By: /s/ Thane Rattew
                                            ------------------------------------
                                            Name: Thane Rattew
                                            Title: Managing Director

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        THE ROYAL BANK OF SCOTLAND plc


                                        By: /s/ Grant Matthews
                                            ------------------------------------
                                            Name: Grant Matthews
                                            Title: Senior Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        BARCALAYS BANK PLC


                                        By: /s/ Sydney G. Dennis
                                            ------------------------------------
                                            Name: Sydney G. Dennis
                                            Title: Director

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        ABN AMRO Bank N.V.


                                        By: /s/ John D. Reed
                                            ------------------------------------
                                            Name: John D. Reed
                                            Title: Director


                                        By: /s/ R. Scott Donaldson
                                            ------------------------------------
                                            Name: R. Scott Donaldson
                                            Title: Vice President

                                                                  Signature Page
                                                  CEHE Backstop Credit Agreement

                                        UBS LOAN FINANCE LLC


                                        By: /s/ Edward Cripps
                                            ------------------------------------
                                            Name: Edward Cripps
                                            Title: Director
                                                   Banking Products
                                                   Services, US


                                        By: /s/ Joselin Fernandes
                                            ------------------------------------
                                            Name: Joselin Fernandes
                                            Title: Associate Director
                                                   Banking Products
                                                   Services, US